Exhibit 10.3
EXECUTION VERSION

LOSS PORTFOLIO TRANSFER REINSURANCE AGREEMENT
by and among
CONTINENTAL CASUALTY COMPANY,
THE CONTINENTAL INSURANCE COMPANY,
CONTINENTAL REINSURANCE CORPORATION INTERNATIONAL, LTD.,
CNA INSURANCE COMPANY LIMITED
and
NATIONAL INDEMNITY COMPANY
Dated as of August 31, 2010

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

1.1	Definitions	1

ARTICLE II

REINSURANCE CEDED

2.1	Reinsurance Coverage	12
2.2	Commencement of the Reinsurer’s Liability	12
2.3	Ultimate Net Loss	12
2.4	Exclusions	12
2.5	Unallocated Loss Adjustment Expenses	13
2.6	Notice Regarding LPT Limit	14
2.7	Territory	14
2.8	Change of Control	14
2.9	Redomestication	14
2.10	CNA Insurers Bound	14

ARTICLE III

REINSURANCE CONSIDERATION

3.1	Reinsurance Premium	15
3.2	Transfer of Pre-Inception Date Receivables	15
3.3	Payments	15

ARTICLE IV

ADMINISTRATION

4.1	Administration	16

ARTICLE V

RESERVING REQUIREMENTS

5.1	Reserve Assumption Changes	16

i

ARTICLE VI

DURATION AND TERMINATION

6.1	Duration and Termination	16
6.2	Effect of Termination	17

ARTICLE VII

ACCOUNTING AND SETTLEMENT REPORTS

7.1	Accounting and Settlement Reports	17
7.2	Tax Reporting	17

ARTICLE VIII

INSOLVENCY

8.1	Insolvency of Reinsured	17

ARTICLE IX

COLLATERAL TRUST ACCOUNT

9.1	Establishment of Collateral Trust Account	18
9.2	Ongoing Funding of Collateral Trust Account	18
9.3	Collateral Trust Assets	19
9.4	Settlements	19
9.5	Modification Upon Occurrence of Collateral Triggering Event	19
9.6	Modification Upon Occurrence of a Reinsurance Credit Event	20
9.7	Withdrawal of Collateral Trust Assets by Reinsured Prior to the Occurrence of a Reinsurance Credit Event	21
9.8	Withdrawal of Collateral Trust Assets by Reinsured After the Occurrence of a Reinsurance Credit Event	22

ARTICLE X

DISPUTE RESOLUTION

10.1	Dispute Resolution	23
10.2	Negotiation Amongst the Parties	24

ARTICLE XI

ARBITRATION

11.1	Arbitration	24

ARTICLE XII

EXTRACONTRACTUAL DAMAGES

12.1	Extracontractual Damages	25

ARTICLE XIII

SALVAGE AND SUBROGATION

13.1	Salvage and Subrogation	26
13.2	Expenses	26

ARTICLE XIV

THIRD PARTY REINSURANCE AGREEMENTS

14.1	Third Party Reinsurance Agreements	27
14.2	Collection Responsibility	27

ARTICLE XV

REINSURANCE CREDIT

15.1	Reinsurance Credit	27

ARTICLE XVI

REGULATORY MATTERS

16.1	Regulatory Matters	28

ARTICLE XVII

CONFIDENTIALITY

17.1	Confidentiality	29

ARTICLE XVIII

ERRORS AND OMISSIONS

18.1	Errors and Omissions	30

ARTICLE XIX

MATERIAL CHANGES

19.1	Material Changes to Reinsured Contracts and Third Party Reinsurance Agreements	31

ARTICLE XX

RIGHT TO ASSOCIATE

20.1	Right to Associate	32

ARTICLE XXI

MULTIPLE PARTIES

21.1	Multiple Parties	32

ARTICLE XXII

MISCELLANEOUS PROVISIONS

22.1	Notices	33
22.2	Entire Agreement	34
22.3	Waiver and Amendment	34
22.4	Successors and Assigns	34
22.5	Headings	35
22.6	Construction; Interpretation	35
22.7	Governing Law and Jurisdiction	35
22.8	No Third Party Beneficiaries	36
22.9	Counterparts	36
22.10	Severability	36
22.11	Specific Performance	36
22.12	Waiver of Jury Trial	37
22.13	Incontestability	37
22.14	Set-Off	37
22.15	Currency	38

EXHIBITS
Exhibit A	-	Form of Administrative Services Agreement
Exhibit B	-	Form of Collateral Trust Agreement
Exhibit C	-	Form of Third Party Reinsurance Allocation Agreement
Exhibit D	-	Form of Reinsurance Credit Event II Trust Agreement

SCHEDULES
Schedule 1.1(a)	-	Asbestos Accounts
Schedule 1.1(b)	-	GRM Direct & Assumed, Syndicates, Pools and Associations
Schedule 1.1(c)	-	Pollution Accounts
Schedule 1.1(d)	-	Pre-Inception Date Receivables
Schedule 2.4(h)	-	Exclusions

v

LOSS PORTFOLIO TRANSFER REINSURANCE AGREEMENT
          THIS LOSS PORTFOLIO TRANSFER REINSURANCE AGREEMENT, dated as of August 31, 2010 (this “Reinsurance Agreement”), is made and entered into by and among Continental Casualty Company, an Illinois property and casualty insurance company (“CCC”), The Continental Insurance Company, a Pennsylvania property and casualty insurance company (“CIC”), Continental Reinsurance Corporation International, Ltd., a Bermuda long-term insurance company (“CRCI”), and CNA Insurance Company Limited, a United Kingdom property and casualty insurance company (“CICL” and each of CCC, CIC, and CRCI is individually and all of CCC, CIC, CRCI and CICL are collectively hereinafter referred to as the “Reinsured”), and National Indemnity Company, a Nebraska property and casualty insurance company (hereinafter referred to as the “Reinsurer”).
          WHEREAS, the Parties are entering into this Reinsurance Agreement pursuant to that certain Master Transaction Agreement, dated as of July 14, 2010 (the “Master Transaction Agreement”), by and among the Parties (as defined below) and Berkshire Hathaway Inc., a Delaware corporation and the ultimate parent company of the Reinsurer (“Berkshire”);
          NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Reinsured and the Reinsurer (individually, a “Party” and collectively, the “Parties”) hereby agree as follows:
ARTICLE I
DEFINITIONS
          1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Reinsurance Agreement (definitions are applicable to both the singular and the plural forms of each term defined in this Article I):
          “A&P Business” means the business of the Reinsured and the CNA Insurers of insuring, reinsuring and administering, as applicable, the Reinsured Contracts and the Third Party Reinsurance Agreements as respects the Business Covered.
          “A&P Claims” means an Asbestos Claim and/or a Pollution Claim.
          “AAA” has the meaning set forth in Section 11.1(a).

          “Administrative Services Agreement” means the Administrative Services Agreement by and among the Reinsured and the Reinsurer, substantially in the form of Exhibit A attached hereto.
          “Affiliate” means, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Allocated Loss Adjustment Expenses” means all court costs, arbitration, mediation or other dispute resolution costs, attorneys’ fees including staff counsel expressly charged with performing functions generally performed by outside counsel, expenses, fees and interest accrued prior to or after any judgment, award, agreement or compromise incurred in connection with or in any way relating to the adjustment, appraisal, defense, resistance, investigation, audit negotiation, settlement, payment or appeal of, or the pursuit or collection of any reinsurance on, or the pursuit or enforcement of any right of subrogation with respect to any Reinsured Liability; provided, however, in no event shall Allocated Loss Adjustment Expenses include any overhead or similar internal costs that are attributable to the handling of a claim file arising from the Business Covered. For the purposes of this Reinsurance Agreement, this definition of “Allocated Loss Adjustment Expenses” will apply regardless of how the Reinsured reserves for Allocated Loss Adjustment Expenses on its annual and quarterly statutory financial statements filed with Governmental Authorities.
          “Applicable Interest Rate” means 4.5% (four point five percent) per annum.
          “Applicable Law” means any domestic or foreign, federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, in each case applicable to any Party, and any Order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the Parties.
          “Asbestos Claim” means the following: (i) for claims shown on the Books and Records of any Reinsured or CNA Insurer as having been made on or prior to December 31, 2009, all claims coded as “asbestos claims” on the Books and Records of any Reinsured or CNA Insurer and arising under the accounts listed on Schedule 1.1(a) attached hereto, (ii) for claims shown in the files and records of any GRM Direct & Assumed, Syndicate, Pool or Association as having been made on or prior to December 31, 2009, all claims coded as “asbestos claims” in the files and records of any GRM Direct & Assumed, Syndicate, Pool or Association, and (iii) for claims made after December 31, 2009, any claim involving allegations, in whole or in part, of Property Damage, Bodily Injury, personal injury, mental anguish, medical monitoring, nuisance and trespass, including claims for equitable relief, arising out of, or relating to, exposure to asbestos. For the avoidance of doubt, the Parties acknowledge and agree that, claims asserting that any Reinsured or CNA Insurer (A) failed to warn any Person of potential asbestos exposure, (B) engaged in any unfair trade practice or failed to handle claims in good faith, (C) negligently conducted loss control functions, (D) failed to settle or pay claims within the limits of any Reinsured Contract, (E) otherwise negligently conducted claims handling, (F) misrepresented, or otherwise committed a tort or fraud in connection with the Business Covered, or (G) failed to properly comply with Medicare or other liens, in each case, as long as such assertions arise out of, relate to, or are in connection with, Asbestos Claims, shall be deemed Asbestos Claims. If a claim alleges both an exposure to asbestos and an exposure to another toxin (e.g., “mixed dust” claims) and the Reinsured Contract contains an asbestos exclusion, the claim will be an Asbestos Claim to the extent the claim involves asbestos exposure or injury. While the coding of any Reinsured or CNA Insurer made prior to the Inception Date shall be conclusive as to whether a claim made on or prior to December 31, 2009 is an Asbestos Claim, for a claim made after December 31, 2009, the past coding of any Reinsured or CNA Insurer of a similar claim shall not be conclusive as to whether the claim is an Asbestos Claim. Asbestos Claims shall not include Non A&P Claims.
          “Berkshire” has the meaning set forth in the Recitals.
          “Bodily Injury” means actual or threatened bodily injury, sickness or disease sustained by a person, including death, humiliation, shock, mental anguish or mental injury by that person at any time which results as a consequence of the bodily injury, sickness or disease.
          “Books and Records” means originals or copies of all records and all other data and information (in whatever form maintained) in the possession or control of a Party or its Affiliates and relating to the Business Covered, including (i) administrative records, (ii) claim records, (iii) policy files, (iv) sales records, (v) files and records relating to Applicable Law, (vi) reinsurance records, (vii) underwriting records, (viii) accounting records, and (ix) files and records (including claims bordereaux) of any GRM Direct & Assumed, Syndicate, Pool or Association, but excluding any (a) Tax Returns and Tax records and all other data and information with respect to Tax, (b) files, records, data and information with respect to the employees, (c) records, data and information with respect to any employee benefit plan, (d) files, records, data and information relating to Retrospective Premiums, (e) any files, records, data and information not reasonably related to the Reinsurer’s administration of the Business Covered, including the monitoring and auditing of the Reinsured and their Affiliates of the Reinsurer’s performance in administering the Business Covered and any internal reports related to such monitoring and auditing, (f) any materials prepared for the boards of directors of the Reinsured or their Affiliates and (g) any materials that are privileged and/or confidential for which the Reinsured or their Affiliates do not have a common interest with the Reinsurer; provided, that if any such records or data referred to in the foregoing clauses (i) through (ix) contain information which does not relate to the Business Covered, such information shall not constitute “Books and Records” for purposes of this Reinsurance Agreement.
          “Business Covered” means:

(1)	All losses relating to A&P Claims that are unpaid, as reflected on the Books and Records, either on a direct or assumed basis, as of the Inception Date;

(2)	All losses relating to Asbestos Claims arising out of or relating to (A) policies, certificates, binders, contracts or cover notes of insurance or reinsurance issued by, or on behalf of, any Reinsured or CNA Insurer, (B) insurance or reinsurance obligations assumed by any Reinsured or CNA Insurer by means of acquisitions, assumption reinsurance, loss portfolio transfers (whether affected by reinsurance or otherwise) or otherwise or (C) any participation by any Reinsured or CNA Insurer in any insurance or reinsurance pool, syndicate or association, in all instances under (A), (B) and (C) prior to January 1, 2010; and

(3)	All losses relating to Pollution Claims arising out of or relating to (A) policies, certificates, binders, contracts or cover notes of insurance or reinsurance issued by, or on behalf of, any Reinsured or CNA Insurer, (B) insurance or reinsurance obligations assumed by any Reinsured or CNA Insurer by means of acquisitions, assumption reinsurance, loss portfolio transfers (whether affected by reinsurance or otherwise) or otherwise or (C) any participation by any Reinsured or CNA Insurer in any insurance or reinsurance pool, syndicate or association, in all instances under (A), (B) and (C) prior to January 1, 1989.
          “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Illinois or New York are required or authorized by law to be closed.
          “CCC” has the meaning set forth in the Preamble.
          “Change of Control” shall be deemed to have occurred if: (i) any Person, organization or association of persons or organizations acting in concert, excluding Affiliates of the Parties, as applicable, shall acquire more than twenty percent (20%) of the outstanding voting stock of any of the Parties, CNA, any CNA Insurer or Berkshire; (ii) any Person, organization or association of persons or organizations acting in concert shall succeed in electing two or more directors to the boards of directors of any of the Parties, CNA or Berkshire, in any one election in opposition to those proposed by the Board of Directors of such Party, CNA or Berkshire, as applicable; (iii) any of the Parties, CNA or Berkshire, as applicable, transfers all or substantially all of its or any of its Affiliates’ operating properties and assets to another Person, organization or association of persons or organizations, excluding Affiliates of the Parties, as applicable or (iv) any of the Parties, CNA or Berkshire, as applicable, shall consolidate with or merge into any Person, firm, corporation or other entity unless such entity or any one of its Affiliates shall be the continuing corporation or the successor corporation.
          “CIC” has the meaning set forth in the Preamble.

          “CICL” has the meaning set forth in the Preamble.
          “Closing Date” means the day on which the closing of the transactions contemplated by this Reinsurance Agreement and the Transaction Documents takes place.
          “CNA” means CNA Financial Corporation, a Delaware corporation.
          “CNA Insurers” means all property and casualty insurance companies which, as of the Inception Date, (a) are current or were former Affiliates of the Reinsured, other than (i) the Reinsured, (ii) First Insurance Company of Hawaii, Ltd. and its insurance company Subsidiaries as of the Inception Date and (iii) CNA Surety Corporation and its Subsidiaries as of the Inception Date and (b) ceded an A&P Claim to any Reinsured under a reinsurance agreement or cover note or whose liability for an A&P Claim was transferred to, or otherwise assumed by, any Reinsured by means of an acquisition, assumption reinsurance, loss portfolio transfer (whether affected by reinsurance or otherwise) or otherwise, in each case entered into prior to the Inception Date, and when such company was an Affiliate of any Reinsured. The term “CNA Insurers” as used herein shall include any predecessor or successor of such companies, including by reason of merger, consolidation or otherwise.
          “Collateral Reduction Event” has the meaning set forth in Section 9.5.
          “Collateral Triggering Agreement” shall have the meaning set forth in the Collateral Trust Agreement.
          “Collateral Triggering Event” shall have the meaning set forth in the Collateral Trust Agreement.
          “Collateral Trust Account” has the meaning set forth in Section 9.1(a).
          “Collateral Trust Agreement” means the trust agreement by and among the Reinsured, Reinsurer and Trustee, substantially in the form of Exhibit B attached hereto.
          “Collateral Trust Assets” means the assets held in the Collateral Trust Account, including, as applicable, Eligible Investments and Permitted Investments.
          “Collection Expenses” means the reasonable out-of-pocket expenses incurred by any Party in connection with the negotiation and collection of Third Party Reinsurance Recoverables or Commutation Payments.

          “Commutation Payments” means Gross Commutation Payments, less Collection Expenses.
          “Confidential Information” has the meaning set forth in Section 17.1(c).
          “CRCI” has the meaning set forth in the Preamble.
          “Declaratory Judgment Expense” means all Collection Expenses, attorneys’ fees, expenses and other costs attributable to coverage analysis, declaratory judgment actions or other coverage dispute resolution procedures brought to determine defense, indemnification and/or payment obligations for any Business Covered, whether or not a loss has been paid. For purposes of this Reinsurance Agreement, this definition of “Declaratory Judgment Expenses” shall apply regardless of how the Reinsured reserves for Declaratory Judgment Expenses on its annual and quarterly statutory financial statements filed with Governmental Authorities.
          “Disclosing Party” has the meaning set forth in Section 17.1(a).
          “Dispute” has the meaning set forth in Section 10.1.
          “Eligible Investments” shall have the meaning set forth in the Collateral Trust Agreement.
          “Excluded Liabilities” has the meaning set forth in Section 2.4(g).
          “Extracontractual Damages” has the meaning set forth in Section 12.1(a).
          “Governmental Authority” means any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous.
          “GRM Direct & Assumed, Syndicate, Pool or Association” means (a) any counterparty under any insurance or reinsurance agreement or cover note with any Reinsured, (b) any Person whose liability for an A&P Claim has been transferred to, or otherwise assumed by, any Reinsured by means of an acquisition, direct insurance, assumption reinsurance, loss portfolio transfer (whether affected by reinsurance or otherwise) or otherwise, or (c) any insurance or reinsurance pool, syndicate or association that, in the case of clauses (a), (b) and (c) is listed on Schedule 1.1(b) attached hereto, in all cases as such assumptions or transfers were in place as of the Inception Date.

          “Gross Commutation Payments” means any payments received by the Reinsured or the Reinsurer (acting on behalf of the Reinsured) from a reinsurer counterparty under a Third Party Reinsurance Agreement in connection with the recapture, commutation, termination or reduction of any reinsurance under a Third Party Reinsurance Agreement that is effectuated on or after the Inception Date, but prior to the expiration or termination of this Reinsurance Agreement.
          “Gross Third Party Reinsurance Recoverables” means any amounts actually collected by the Reinsured or the Reinsurer (acting on behalf of the Reinsured) in connection with Third Party Reinsurance Agreements.
          “Inception Date” means 12:01 a.m. Central Standard Time on January 1, 2010.
          “Initial Reconciliation Statement” means the estimated reconciliation statement as of the month ending prior to the Closing Date provided by the Reinsured to the Reinsurer five (5) Business Days prior to the Closing Date pursuant to Schedule 2.3 of the Master Transaction Agreement.
          “LPT Limit” has the meaning set forth in Section 2.1.
          “Master Transaction Agreement” has the meaning set forth in the Recitals.
          “Non-A&P Claims” means: (i) all claims that are not defined as an Asbestos Claim or a Pollution Claim herein or (ii) all claims made after December 31, 2009 alleging Bodily Injury as a result of exposure to a Pollutant, except for those Bodily Injury claims that otherwise meet the definition of a “Pollution Claim” as defined and set forth herein. For the avoidance of doubt, the following types of claims are Non-A&P Claims: silica, breast implants, indoor mold, blood factorates, repetitive stress injuries, noise induced hearing loss, lead pigment on buildings, indoor air pollution (unless caused by actual, alleged or threatened pollution of land, the external atmosphere, or any watercourse or body of water) and firearms.
          “Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
          “Other Recoveries” means any and all payments, collections and recoveries relating to A&P Claims paid on and after the Inception Date, other than (i) Third Party Reinsurance Recoverables and (ii) Retrospective Premiums, and shall include, among other things, any salvage and subrogation received as further set forth in Section 13.1.
          “Party” or “Parties” has the meaning set forth in the Recitals.

          “Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture or other entity, including a Governmental Authority.
          “Permitted Investments” shall have the meaning set forth in the Collateral Trust Agreement.
          “Pollutants” as used in the definition of “Pollution Claim” includes any solid, liquid, gaseous or thermal substance, irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste (including any materials to be recycled, reconditioned or reclaimed).
          “Pollution Claim” means the following: (i) for claims shown on the Books and Records of any Reinsured or CNA Insurer as having been made on or prior to December 31, 2009, all claims coded as “pollution claims” or “environmental claims” on the Books and Records of any Reinsured or CNA Insurer and arising under the accounts listed on Schedule 1.1(c) attached hereto, (ii) for claims shown in the files and records of any GRM Direct & Assumed, Syndicate, Pool or Association as having been made on or prior to December 31, 2009, all claims coded as “pollution claims” or “environmental claims” in the files and records of any GRM Direct & Assumed, Syndicate, Pool or Association, and (iii) for claims made after December 31, 2009, (A) any claim involving allegations, in whole or in part, of Property Damage arising out of, or relating to, an actual, alleged or threatened discharge, emission, dispersal, seepage, migration, release or escape of Pollutants into or upon land, the atmosphere or any watercourse or body of water including claims for nuisance and trespass and claims for equitable relief and (B) any claim involving allegations of Bodily Injury, personal injury, mental anguish, medical monitoring, nuisance and trespass, including claims for equitable relief, associated with, related to or resulting from any actual, alleged or threatened discharge, emission, dispersal, seepage, migration, release or escape of Pollutants into or upon land, the atmosphere or any watercourse or body of water which caused or threatened to cause Property Damage. For the avoidance of doubt, the Parties acknowledge and agree that claims arising from actual, alleged or threatened pollution of the air inside a building (e.g., indoor mold claims) are not a “Pollution Claim” unless the pollution was caused by actual, alleged or threatened pollution of land, the external atmosphere or any watercourse or body of water. For the further avoidance of doubt, the Parties also acknowledge and agree that claims asserting that any Reinsured or CNA Insurer (A) failed to warn any Person of potential Pollutants, (B) engaged in any unfair trade practice or failed to handle claims in good faith, (C) negligently conducted loss control functions, (D) failed to settle or pay claims within the limits of any Reinsured Contract, (E) otherwise negligently conducted claims handling, (F) misrepresented, or otherwise committed a tort or fraud in connection with the Business Covered, or (G) failed to properly comply with Medicare or other liens, in each case, as long as such assertions arise out of, relate to, or are in connection with, Pollution Claims, shall be deemed Pollution Claims. While the coding of any Reinsured or CNA Insurer shall be conclusive as to whether a claim made on or prior to December 31, 2009 is a Pollution Claim, for a claim made after December 31, 2009, the past coding of any Reinsured or CNA Insurer of a similar claim shall not be conclusive as to whether the claim is a Pollution Claim. Pollution Claims shall not include Non A&P Claims.

          “Pre-Inception Date Receivables” means all receivables that arise out of or relate to the Business Covered and which are payable under the Third Party Reinsurance Agreements attributable to Asbestos Claims and Pollution Claims paid by or on behalf of the Reinsured prior to the Inception Date, including those set forth on Schedule 1.1(d) hereto.
          “Property Damage” means actual or threatened or potential: (i) physical injury to tangible property, including all resulting loss of use of that property; or (ii) loss of use of tangible property that is not physically injured. For the avoidance of doubt, electronic data shall not be considered to be tangible property.
          “Receiving Party” has the meaning set forth in Section 17.1(a).
          “Reinsurance Agreement” has the meaning set forth in the Preamble.
          “Reinsurance Credit Event” has the meaning set forth in Section 15.1(a).
          “Reinsurance Credit Event I” has the meaning set forth in Section 9.6(a)(i).
          “Reinsurance Credit Event II” has the meaning set forth in Section 9.6(a)(i).
          “Reinsurance Credit Event II Trust Accounts” has the meaning set forth in Section 9.6(a)(iv).
          “Reinsurance Credit Event II Trust Agreement” has the meaning set forth in Section 9.6(a)(iii).
          “Reinsured” has the meaning set forth in the Preamble. The term “Reinsured” as used herein shall include any predecessor or successor of such companies, including by reason of merger, consolidation or otherwise.
          “Reinsured Contracts” means all policies, contracts, certificates, binders and cover notes of insurance or reinsurance issued by any Reinsured or CNA Insurer, or by any GRM Direct & Assumed, Syndicate, Pool or Association, covering or pertaining to the Business Covered.
          “Reinsured Liabilities” has the meaning set forth in Section 2.1.
          “Reinsurance Premium” has the meaning set forth in Section 3.1.

          “Reinsurer” has the meaning set forth in the Preamble. The term “Reinsurer” as used herein shall include any predecessor or successor of such company, including by reason of merger, consolidation or otherwise.
          “Representatives” means, with respect to any Person, such Person’s officers, directors, employees, managing directors, agents, advisors and other representatives.
          “Required Amount” has the meaning set forth in the Collateral Trust Agreement.
          “Reserves” means, as required by SAP or Applicable Law of the jurisdiction of domicile of such Person, reserves (including any gross, net and ceded reserves), funds or provisions for losses, claims, unearned premiums, benefits, costs and expenses (including Allocated Loss Adjustment Expenses) in respect of the Business Covered.
          “Retrospective Premiums” means any amounts due from a policyholder or insured under a Reinsured Contract as a result of any increase in premiums charged thereunder or additional premium payable thereunder based upon the claims or loss experience pursuant to the terms and conditions of such Reinsured Contract.
          “Rules” has the meaning set forth in Section 11.1(a).
          “SAP” means, as to any Person, the statutory accounting principles prescribed or permitted by the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which such entity is domiciled.
          “Security Amount” shall have the meaning set forth in the Collateral Trust Agreement.
          “Subsidiary” or “Subsidiaries” means, when used with respect to any Party, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.
          “Tax Authority” means, with respect to any Tax, any government or political subdivision thereof that imposes such Tax, and any agency charged with the collection, assessment, determination or administration of such Tax for such government or subdivision.

          “Tax” means any and all federal, state, foreign or local income, gross receipts, premium, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment, obligation or charge of the same or of a similar nature to any of the foregoing, including any interest, penalty or addition thereto.
          “Tax Return” means any return, report, declaration, claim for refund, certificate, bill, or other return or statement, including any schedule or attachment thereto, and any amendment thereof, filed or required to be filed with any Tax Authority in connection with the determination, assessment or collection of any Tax.
          “Third Party Reinsurance Agreements” means reinsurance agreements, other than this Reinsurance Agreement and reinsurance agreements solely between or among CNA Affiliates, whereby any Reinsured or CNA Insurer has ceded the Business Covered, and which agreements have not been voided or commuted.
          “Third Party Reinsurance Allocation Agreement” means the Third Party Reinsurance Allocation Agreement by and among the Parties, substantially in the form of Exhibit C attached hereto.
          “Third Party Reinsurance Recoverables” means Gross Third Party Reinsurance Recoverables, less Collection Expenses.
          “Transaction Documents” means the Master Transaction Agreement and the Ancillary Agreements (as such term is defined in the Master Transaction Agreement), other than this Reinsurance Agreement.
          “Trustee” means the trustee named in the Collateral Trust Agreement and any successor trustee appointed as such pursuant to the terms of such Collateral Trust Agreement.
          “Ultimate Net Loss” has the meaning set forth in Section 2.3.
          “Unallocated Loss Adjustment Expenses” means any loss adjustment expenses which are not Allocated Loss Adjustment Expenses. For purposes of this Reinsurance Agreement, this definition of “Unallocated Loss Adjustment Expenses” will apply regardless of how the Reinsured reserve for Unallocated Loss Adjustment Expenses on its annual and quarterly statutory financial statements filed with Governmental Authorities.

ARTICLE II
REINSURANCE CEDED
          2.1 Reinsurance Coverage.
          Effective as of the Inception Date, the Reinsured shall cede to the Reinsurer, and the Reinsurer shall reinsure 100% of all losses, liabilities and expenses included within the definition of Ultimate Net Loss paid by the Reinsured (as recorded on the general ledger of the Reinsured) on or after the Inception Date, subject to the LPT Limit (the “Reinsured Liabilities”). Notwithstanding any other provision in this Reinsurance Agreement or the Transaction Documents to the contrary, the Reinsurer’s aggregate limit of liability for Ultimate Net Loss shall be no greater than Four Billion Dollars ($4,000,000,000) (the “LPT Limit”).
          2.2 Commencement of the Reinsurer’s Liability.
          The Reinsurer’s liability under this Reinsurance Agreement shall attach simultaneously with that of the Reinsured, and all reinsurance with respect to which the Reinsurer shall be liable by virtue of this Reinsurance Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments and waivers and to the same modifications, alterations and cancellations, as the respective Reinsured Contracts and Business Covered to which liability under this Reinsurance Agreement attaches, the true intent of this Reinsurance Agreement being that the Reinsurer shall, in every case to which liability under this Reinsurance Agreement attaches, follow the fortunes of the Reinsured, and the Reinsurer shall be bound, without limitation, by all payments and settlements entered into by or on behalf of the Reinsured, subject to the terms, conditions, provisions and the LPT Limit set forth herein, and the Administrative Services Agreement.
          2.3 Ultimate Net Loss.
          “Ultimate Net Loss” means the sum of any amount which is paid, required to be paid or due to be paid by any Reinsured or CNA Insurer on and after the Inception Date in respect of Business Covered for: (i) settlement or satisfaction of the A&P Claims relating to the Business Covered; plus (ii) Allocated Loss Adjustment Expenses; plus (iii) Declaratory Judgment Expenses; plus (iv) Extracontractual Damages; minus (v) Third Party Reinsurance Recoverables and Other Recoveries (but expressly excluding Pre-Inception Date Receivables), to the extent actually collected and paid to the Reinsurer; provided, however, in no event shall Ultimate Net Loss include any Unallocated Loss Adjustment Expenses.
          2.4 Exclusions.
          Notwithstanding any provision of this Reinsurance Agreement to the contrary, the Reinsurer shall not be liable for any liabilities or obligations of the Reinsured that are not Reinsured Liabilities, including:

     (a) Any sum paid or booked as paid prior to the Inception Date in settlement or payment of any obligation arising from Business Covered, including any such sums for Allocated Loss Adjustment Expenses, Declaratory Judgment Expenses or Extracontractual Damages which, in each case, were paid or booked as paid prior to the Inception Date;
     (b) Any liability of any Reinsured or CNA Insurer for the intentional and malicious acts or omissions of their employees, officers or directors (as so determined by final adjudication by any Order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the Parties), except to the extent that any loss would otherwise constitute an Extracontractual Damage;
     (c) Any liability with respect to any Tax or assessment, whether paid directly by the Reinsured or billed to the Reinsured by or through a cedent or insured, regardless of whether the Tax is denominated as an income tax, excise tax, premium tax, surplus lines tax or any other Tax or assessment;
     (d) Any claims under workers’ compensation policies (except for coverage for (1B) employer’s liability claims that involve asbestos or pollution) or under first party insurance policies;
     (e) Any liability arising from Reinsured’s role as a managing general agent or pool manager;
     (f) Any liability assumed by any Reinsured under a reinsurance agreement or cover note entered into on or after the Inception Date, including with any CNA Insurer who was not an Affiliate of CNA on the date such reinsurance agreement or cover note was entered into, or any additional liability arising from an amendment to a reinsurance agreement, which amendment was entered into on or after the Inception Date;
     (g) Any additional liability arising from an amendment to a Reinsured Contract by a Reinsured pursuant to Section 19.1(b); or
     (h) Any claim or liability set forth on Schedule 2.4(h) attached hereto (collectively, (a)-(h) constitute the “Excluded Liabilities”).
          2.5 Unallocated Loss Adjustment Expenses.
          For the avoidance of doubt, notwithstanding any provision of this Reinsurance Agreement to the contrary, the Reinsurer shall be responsible for reimbursing the Reinsured for three million five hundred thousand dollars ($3,500,000), which amount represents the

Reinsurer’s share of the Unallocated Loss Adjustment Expenses incurred by the Reinsured in connection with the Business Covered on or after the Inception Date up to the Closing Date, and such payment shall not affect the LPT Limit or the reinsurance provided hereunder. The amount of the payment referenced in the foregoing sentence shall be deposited into the Collateral Trust Account in accordance with Section 2.3 of the Master Transaction Agreement. The Reinsurer shall be liable for Unallocated Loss Adjustment Expenses that (i) Reinsurer has incurred in connection with its administration of the Business Covered pursuant to the Administrative Services Agreement, or (ii) have been expressly approved for payment in writing by Reinsurer or otherwise provided for in this Reinsurance Agreement, and such payments shall not affect the LPT Limit.
          2.6 Notice Regarding LPT Limit.
          In the event that the remaining LPT Limit is, through the Reinsurer’s payment of Ultimate Net Loss under this Reinsurance Agreement, reduced to one billion dollars ($1,000,000,000) on a paid basis, the Reinsurer shall promptly provide written notice to the Reinsured and, to the extent that the Reinsurer has concluded that the remaining LPT Limit will be exhausted on a paid basis, a good faith estimate of the date when the LPT Limit is expected to be exhausted.
          2.7 Territory.
          The reinsurance provided under this Reinsurance Agreement shall be coextensive with the territory of the Reinsured Contracts.
          2.8 Change of Control.
          For the avoidance of doubt, the reinsurance provided under this Reinsurance Agreement shall continue unchanged regardless of any Change of Control.
          2.9 Redomestication.
          The Reinsurer’s consent shall be obtained prior to any action by a Reinsured or a CNA Insurer (including a Change of Control) that results in redomestication of that entity outside the United States.
          2.10 CNA Insurers Bound.
          The Reinsured shall cause the CNA Insurers to abide by and be bound by the terms and conditions of this Reinsurance Agreement and the Administrative Services Agreement.

ARTICLE III
REINSURANCE CONSIDERATION
          3.1 Reinsurance Premium.
          On the Closing Date, the Reinsured shall pay to the Reinsurer cash in the aggregate amount of two billion dollars ($2,000,000,000) (the “Reinsurance Premium”), as adjusted in the Initial Reconciliation Statement pursuant to Section 2.3 of the Master Transaction Agreement, to be deposited directly by the Reinsured on behalf of the Reinsurer into the Collateral Trust Account.
          3.2 Transfer of Pre-Inception Date Receivables.
          In addition to the payment of the Reinsurance Premium, the Reinsured shall transfer the right to collect the Pre-Inception Date Receivables to the Reinsurer. All Pre-Inception Date Receivables actually collected by the Reinsurer shall be for the benefit and account of the Reinsurer. The Parties hereby acknowledge and agree that neither the collection of, or failure to collect, Pre-Inception Date Receivables shall affect the LPT Limit. The Reinsured shall, if reasonably requested by the Reinsurer, aid the Reinsurer at the Reinsurer’s expense in the collection of Pre-Inception Date Receivables, and the Reinsurer is authorized to undertake such efforts as it deems reasonably necessary, including on behalf of and in the name of a CNA Insurer, in order to collect such Pre-Inception Date Receivables.
          3.3 Payments.
     (a) Except with respect to payments of Ultimate Net Loss made by Reinsurer to third parties on behalf of Reinsured, and except as otherwise set forth in Section 2.3 of the Master Transaction Agreement with respect to the accounting reconciliation, all payments between the Parties made pursuant to this Reinsurance Agreement shall be made either (i) by wire transfer of United States dollars in cash to such bank account or accounts as designated by the recipient or (ii) by direct deposit or direct debit through the Automated Clearing House (ACH) system.
     (b) Except with respect to payments of Ultimate Net Loss made by Reinsurer to third parties on behalf of Reinsured, and except as otherwise set forth in Section 2.3 of the Master Transaction Agreement with respect to the accounting reconciliation, all payments by the Reinsurer to the Reinsured shall be made directly to the Reinsured or to its liquidator, receiver, or its statutory successor.

ARTICLE IV
ADMINISTRATION
          4.1 Administration.
          Pursuant to the Administrative Services Agreement, the Reinsured and the CNA Insurers appoint the Reinsurer and/or its duly appointed Affiliate(s) to perform all administrative services with respect to the Reinsured Contracts and Third Party Reinsurance Agreements as respects the Business Covered until the date of termination of this Reinsurance Agreement (or the date of termination of the Administrative Services Agreement, if earlier) and the Reinsurer agrees to perform such services on behalf of the Reinsured as provided in the Administrative Services Agreement.
ARTICLE V
RESERVING REQUIREMENTS
          5.1 Reserve Assumption Changes.
          On and after the Inception Date, the Reinsurer shall establish and at all times maintain a reserve liability on the Reinsurer’s statutory financial statements with respect to the Reserves on the Business Covered, which shall be determined by the Reinsurer in accordance with SAP, including applicable actuarial principles. The Reinsured shall determine its Reserves on the Business Covered in accordance with SAP, including applicable actuarial principles.
ARTICLE VI
DURATION AND TERMINATION
          6.1 Duration and Termination.
          Without limiting any provision of the Master Transaction Agreement, this Reinsurance Agreement shall commence on the Closing Date and continue in force until (i) such time as the Reinsurer’s liability with respect to Ultimate Net Loss terminates, which will be the earlier of: (a) the date the Reinsured’s liability with respect to the Business Covered is terminated and all amounts due the Reinsured under this Reinsurance Agreement with respect to the Business Covered is paid or (b) the date on which the Reinsurer has paid an amount of Ultimate Net Loss equal to the LPT Limit or (ii) the date on which this Reinsurance Agreement is terminated by the mutual written consent of the Parties.

          6.2 Effect of Termination.
          Notwithstanding the other provisions of this Article VI, the terms and conditions of Articles I and X and the provisions of Sections 21.1, 22.1, 22.7, 22.12, and 22.13 shall remain in full force and effect after the termination of this Reinsurance Agreement.
ARTICLE VII
ACCOUNTING AND SETTLEMENT REPORTS
          7.1 Accounting and Settlement Reports.
          Pursuant to and in accordance with the terms of the Administrative Services Agreement, the Reinsurer will provide to the Reinsured accounting and settlement reports as to the Reinsured Contracts and Third Party Reinsurance Agreements as respects the Business Covered.
          7.2 Tax Reporting.
          Each Party to the transaction provided for in this Reinsurance Agreement has conducted prior to execution of this Reinsurance Agreement such risk transfer testing analysis as that Party deems appropriate in its independent judgment in order to report properly the transaction for SAP and federal income tax purposes. Based on such analysis each Party has independently determined that the transaction provided for in this Reinsurance Agreement is properly accounted for as reinsurance for SAP and federal income tax purposes.
ARTICLE VIII
INSOLVENCY
          8.1 Insolvency of Reinsured.
     (a) The Reinsurer hereby agrees that in the event of the insolvency of any Reinsured and the appointment of a conservator, liquidator, receiver or statutory successor of the Reinsured, all amounts due the Reinsured under this Reinsurance Agreement shall be payable by the Reinsurer to any conservator, liquidator, receiver or statutory successor of the Reinsured on the basis of the claims allowed against the Reinsured by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Reinsured having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as set forth in this Section shall be made directly to the Reinsured or to its conservator, liquidator, receiver, or statutory successor, except where the Reinsurance Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Reinsured. Under no circumstances shall Reinsurer’s liability hereunder be accelerated or enlarged by the insolvency of any Reinsured.
     (b) It is agreed and understood, however, that in the event of the insolvency of any Reinsured the liquidator, receiver or statutory successor of such Reinsured shall give written notice of the pendency of a claim against such Reinsured on a Reinsured Contract within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to such Reinsured or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against such Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to such Reinsured solely as a result of the defense undertaken by Reinsurer.
ARTICLE IX
COLLATERAL TRUST ACCOUNT
          9.1 Establishment of Collateral Trust Account.
     (a) In accordance with the Collateral Trust Agreement to be entered into between the Parties and the Trustee as of the date hereof, the Reinsurer shall have procured, on or prior to the date hereof, with and in the name of the Trustee, a segregated trust account maintained by the Trustee with account number 80460400 (the “Collateral Trust Account”), to be held for the benefit of each of the Reinsured pursuant to the provisions of the Collateral Trust Agreement.
     (b) On the Closing Date, (i) the Reinsured shall transfer and assign to the Collateral Trust Account, on behalf of the Reinsurer, assets consisting of cash in the aggregate amount of the Reinsurance Premium, as adjusted in the Initial Reconciliation Statement pursuant to Section 2.3 of the Master Transaction Agreement and (ii) the Reinsurer shall transfer and assign to the Collateral Trust Account assets consisting of cash in the aggregate amount of two hundred million dollars ($200,000,000).
          9.2 Ongoing Funding of Collateral Trust Account.
          In accordance with the requirements of the Collateral Trust Agreement, unless there is a Collateral Triggering Event or a Reinsurance Credit Event, the Reinsurer shall not be required to deposit additional assets into the Collateral Trust Account after the Closing Date. All transfers to and withdrawals from the Collateral Trust Account shall be in accordance with the terms set forth herein and subject to the requirements set forth in the Collateral Trust Agreement.
          9.3 Collateral Trust Assets.
     (a) Prior to the occurrence of a Reinsurance Credit Event, the assets that may be held in the Collateral Trust Account shall consist of Eligible Investments. Upon the occurrence of a Reinsurance Credit Event, however, in accordance with the requirements of the Collateral Trust Agreement and Section 9.6 herewith, the assets in the Collateral Trust Account shall consist of Permitted Investments.
     (b) The Reinsurer shall, prior to depositing any Eligible Investments or Permitted Investments, as applicable, into the Collateral Trust Account, and from time to time as required, execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Trustee, upon direction of the Reinsured, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.
     (c) Pursuant to the terms of the Collateral Trust Agreement, the Collateral Trust Assets shall be held by the Trustee for the sole purpose of satisfying any obligations of the Reinsurer to the Reinsured with respect to the Business Covered under this Reinsurance Agreement.
          9.4 Settlements.
          All settlements of account under the Collateral Trust Agreement between the Reinsurer and the Reinsured shall be made in United States dollars in cash or its equivalent.
          9.5 Modification Upon Occurrence of Collateral Triggering Event.
          The Parties acknowledge and agree that, upon the occurrence of a Collateral Triggering Event, all references to “Security Amount” in the Collateral Trust Agreement shall be modified in accordance with its definition to give effect to the Collateral Triggering Event. In addition, as soon as is practicable, but no later than contemporaneously with the posting of the collateral under any Collateral Triggering Agreement that results in the Reinsurer posting one billion dollars or more of collateral either on an individual or aggregate basis, the Reinsurer shall deposit such additional assets into the Collateral Trust Account so that the aggregate fair market value of the Eligible Investments in the Collateral Trust Account equals the newly computed Security Amount. Until such time as (i) the events, changes or conditions that gave rise to the collateral requirement under one or more of the Collateral Triggering Agreements cease to exist or apply and (ii) the Reinsurer has withdrawn or reduced the aggregate amount of collateral posted under Collateral Triggering Agreements ((i) and (ii) together, the “Collateral Reduction Event”), the Reinsurer shall ensure that the Collateral Trust Account shall hold Eligible Investments at all times with a fair market value of no less than 100% of the Security Amount (as defined in clause (ii) of Section 1.1(jj) of the Collateral Trust Agreement); provided, however, if a Collateral Reduction Event has occurred, the Security Amount shall be reduced by a percentage which is proportionate to each percentage reduction of all collateral posted under the Collateral Triggering Agreements; provided, further, however, in no event shall the Security Amount be reduced to an amount less than 100% of the Security Amount (as defined in clause (i) of Section 1.1(jj) of the Collateral Trust Agreement).
          9.6 Modification Upon Occurrence of a Reinsurance Credit Event.
     (a) The Parties acknowledge and agree that, upon the occurrence of a Reinsurance Credit Event, this Reinsurance Agreement, the Collateral Trust Agreement and the Collateral Trust Account shall be modified for that period of time for which the Reinsurance Credit Event continues to apply, to fully conform to the requirements of the laws and regulations governing credit for reinsurance of the domiciliary state of the Reinsured that that is the subject of the Reinsurance Credit Event. Furthermore, the Parties acknowledge and agree that a Reinsurance Credit Event may occur as a result of the financial impairment of the Reinsurer or it may occur as a result of other causes, some of which may be cured by the Reinsurer within a reasonable period of time. Consequently, the Parties hereto agree that:
     (i) Should either Party become aware of a Reinsurance Credit Event or the likelihood of the occurrence of a Reinsurance Credit Event, such Party shall provide prompt written notice to the other either (i) certifying that a Reinsurance Credit Event has occurred or (ii) describing the circumstances and cause for such notice. Such notice shall indicate whether the Reinsurance Credit Event resulted or is likely to result from any financial impairment of the Reinsurer or from other causes. For purposes of this Article IX, a Reinsurance Credit Event resulting from or likely to result from any financial impairment of the Reinsurer shall be referred to as a “Reinsurance Credit Event I” and a Reinsurance Credit Event resulting from or likely to result from causes other than the financial impairment of the Reinsurer shall be referred to as a “Reinsurance Credit Event II.”
     (ii) Upon the occurrence of a Reinsurance Credit Event I, the Parties acknowledge and agree that certain provisions of the Collateral Trust Agreement shall cease to be effective, and other provisions shall automatically become effective thereafter, as described in the Collateral Trust Agreement. In addition, any other provisions required under applicable law and regulations governing trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies shall be incorporated into the Collateral Trust Agreement.
     (iii) Upon the occurrence of a Reinsurance Credit Event II, then the Reinsurer shall have a period of ninety (90) calendar days to seek to cure or address to the satisfaction of the Reinsured the circumstances giving rise to the Reinsurance

Credit Event II. Should the Reinsurer be unable to cure the situation or address it to the satisfaction of the Reinsured during such period, Reinsurer shall establish a new trust account for each Reinsured that is the subject of the Reinsurance Credit Event II, pursuant to a trust agreement substantially in the form attached hereto as Exhibit D (“Reinsurance Credit Event II Trust Agreement”). Notwithstanding anything to the contrary stated herein, the Reinsurer shall be required to establish a new trust account solely for the benefit of CCC and/or CIC, respectively, and only to the extent CCC and/or CIC is the subject of the Reinsurance Credit Event II.
     (iv) The trust account or accounts established pursuant to the Reinsurance Credit Event II Trust Agreements (“Reinsurance Credit Event II Trust Accounts”) shall initially be funded by such Permitted Investments from the Collateral Trust Account that represents the percentage of the remaining value of Collateral Trust Assets reflecting the portion of the Reinsurance Premium that was contributed by the applicable Reinsured, less Ultimate Net Loss paid in respect of such Reinsured. In addition to such assets, the Reinsurer shall deposit into the Reinsurance Credit Event II Trust Accounts sufficient additional assets so that the aggregate fair market value of the Reinsurance Credit Event II Trust Accounts equals the applicable Required Amount. The Reinsurance Credit Event II Trust Accounts shall be funded with Permitted Investments only.
     (v) The Reinsurance Credit Event II Trust Accounts shall remain in place only for so long, and only to the extent, required to address the event, change or condition giving rise to the establishment of such trust accounts. The Reinsured agrees that in the event that the Reinsurance Credit Event ceases to exist or apply, the Reinsured will provide its approval for the termination of the Reinsurance Credit Event II Trust Accounts and for the return of all assets to the Reinsurer; provided, however, the fair market value of the Permitted Investments transferred from the Collateral Trust Account to the Reinsurance Credit Event II Trust Account less Ultimate Net Loss paid on behalf of the Reinsured since such transfer shall be transferred to the Collateral Trust Account. In addition, to the extent that the obligations of the Reinsurer to provide security diminish, the Reinsured shall provide its approval for the reduction of the Reinsurance Credit Event II Trust Account.
          9.7 Withdrawal of Collateral Trust Assets by Reinsured Prior to the Occurrence of a Reinsurance Credit Event.
     (a) The Parties agree that Collateral Trust Assets may be withdrawn by the Reinsured, and utilized and applied by the Reinsured, or any successor by operation of law of the Reinsured including, any liquidator or rehabilitator, receiver or conservator of the Reinsured, without diminution because of insolvency on the part of the Reinsured or the Reinsurer, only for one or both of the following purposes:

     (i) to pay or reimburse the Reinsured for the Reinsurer’s share of claims, losses or other amounts due and payable to the Reinsured under the terms and conditions of this Reinsurance Agreement or to pay or reimburse the Reinsured for amounts to which it is entitled under the terms and conditions of the Administrative Services Agreement not yet recovered from the Reinsurer or the Collateral Trust Account; and
     (ii) to pay to the Reinsurer amounts held in the Collateral Trust Account in excess of the Security Amount.
     (b) Notwithstanding the foregoing, the Reinsured shall only withdraw Collateral Trust Assets under Section 9.7(a)(i) pursuant to the terms of a final order of an arbitration panel or court of competent jurisdiction with which the Reinsurer has failed to comply, provided that notice of such withdrawal is provided not less than five (5) Business Days in advance of the requested withdrawal. If the Reinsurer contests the validity of the arbitration order by notice to the Reinsured, the Reinsurer may challenge the validity of the withdrawal order in a court of competent jurisdiction. During the pendency of such litigation, notice of withdrawal shall not be effective except as ordered by the court in which the litigation is pending;
     (c) The Reinsured shall return to the Collateral Trust Account, within five (5) Business Days, assets withdrawn in excess of all amounts due under Sections 9.7(a)(i) and (ii). Any such excess amount shall at all times be held by the Reinsured (or any successor by operation of law of the Reinsured, including any liquidator, rehabilitator, receiver or conservator of Reinsured) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of the Reinsured for the sole purpose of funding the payments and reimbursements described in Section 9.7(a).
          9.8 Withdrawal of Collateral Trust Assets by Reinsured After the Occurrence of a Reinsurance Credit Event.
     (a) The Parties agree that the Collateral Trust Assets may only be withdrawn by the Reinsured, and utilized and applied by the Reinsured, or any successor by operation of law of the Reinsured including any liquidator or rehabilitator, receiver or conservator of the Reinsured, without diminution because of insolvency on the part of the Reinsured or the Reinsurer, for one or more of the following purposes:
     (i) to pay or reimburse the Reinsured for the Reinsurer’s share of premiums returned to policyholders or ceding companies of the Reinsured Contracts because of cancellations of such contracts to the extent same constitute Ultimate Net Loss hereunder;

     (ii) to reimburse the Reinsured for the Reinsurer’s share of surrenders and benefits or losses paid by the Reinsured pursuant to the provisions of the Reinsured Contracts to the extent same constitute Ultimate Net Loss hereunder;
     (iii) to fund an account with the Reinsured in an amount at least equal to the deduction, for reinsurance ceded, from the Reinsured’s liabilities for the Reinsured Liabilities. The account must include, but not be limited to, amounts for policy reserves, claims and losses incurred, including losses incurred but not reported, Allocated Loss Adjustment Expenses, and unearned premium reserves; and
     (iv) to pay any other amounts the Reinsured claims are due under this Reinsurance Agreement.
     (b) The Reinsured shall return to the Collateral Trust Account, within five (5) Business Days, assets withdrawn in excess of all amounts due under Sections 9.8(a)(i), (ii) and (iv), or, in the case of Section 9.8(a)(iii), assets that are subsequently determined not to be due. Any such excess amount shall at all times be held by the Reinsured (or any successor by operation of law of the Reinsured, including any liquidator, rehabilitator, receiver or conservator of Reinsured) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of Reinsured for the sole purpose of funding the payments and reimbursements described in paragraphs (i), (ii) and (iv) of Section 9.8(a). The Reinsured shall pay interest in cash to the Reinsurer on the amount withdrawn, equal to the actual amount of interest, dividends, and other income earned on the assets in such segregated account so long as the fair market value of the assets in such segregated account and the fair market value of any remaining Collateral Trust Assets equals, in the aggregate, 102% of the Required Amount, and shall otherwise credit to such segregated account all such income earned on the assets in such segregated account.
ARTICLE X
DISPUTE RESOLUTION
          10.1 Dispute Resolution.
          Notwithstanding anything contained herein to the contrary, any dispute between the Parties arising out of or relating to this Reinsurance Agreement or the breach, termination or validity hereof (“Dispute”) will be first addressed in accordance with the procedures specified in Section 10.2, and subsequently, if necessary, Article XI, which will be the sole and exclusive procedures for the resolution of any such Disputes.

          10.2 Negotiation Amongst the Parties.
     (a) The Parties agree that they shall first attempt to resolve Disputes by informal in-person discussions and negotiations of their respective representatives. If the Parties are unable to resolve any such Dispute through such in-person discussions and negotiations within thirty (30) calendar days of the day on which a Party receives from the other Party or Parties written notice of a Dispute, the Dispute shall be submitted for resolution to a designated executive officer of each Party, with authority to make a decision. If the designated executive officers are unable to reach a mutually acceptable resolution within ten (10) calendar days after expiration of such thirty-day period, on the request of any Party, the Dispute shall be resolved in accordance with subsection (b) of this Section 10.2. All negotiations, discussions, and communications made or conducted pursuant to the procedures set forth in this Section 10.2(a) are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any other applicable rules of evidence.
     (b) Upon completion of the dispute resolution process described in subsection (a) of this Section 10.2 without resolution of the Dispute, any Party may submit the Dispute for resolution in accordance with Article XI.
ARTICLE XI
ARBITRATION
          11.1 Arbitration.
     (a) Except as provided in Article X, any Dispute shall be finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein. If the amount in controversy is five million dollars ($5,000,000) or less (including all claims and counterclaims) there shall be one arbitrator who shall be agreed upon by the Parties within twenty (20) calendar days of receipt by respondent(s) of a copy of the demand for arbitration. The single arbitrator may not award an amount greater than five million dollars ($5,000,000) in value under any circumstances. If the amount in controversy is more than five million dollars ($5,000,000) (including all claims and counterclaims) there shall be three neutral and impartial arbitrators, one of whom shall be appointed by each of (i) the Reinsured, on the one hand and (ii) the Reinsurer, on the other hand, within thirty (30) calendar days of receipt by respondent(s) of the demand for arbitration, and the third arbitrator, who shall chair the arbitral tribunal, shall be appointed by the Party appointed arbitrators within fifteen (15) calendar days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules, with each Party being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired federal or state appellate court judge or a current or retired officer of an insurance company with no less than fifteen (15) years of experience in the property casualty insurance industry. The arbitration hearing on the merits shall be commenced within ninety (90) calendar days of the appointment of the arbitrator(s) or as soon thereafter as practicable. In rendering an award, the arbitral tribunal shall be required to follow the laws of the State of New York. The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based. The arbitrator(s) shall be permitted to award any relief permitted under New York law, including damages and any form of temporary or permanent injunctive relief, but shall not be permitted to award special, indirect, punitive or incidental damages or damages for lost profits or any other consequential damages or damages based on multiples or similar valuation techniques. The award shall be final and binding upon the Parties and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues or accounting presented to the arbitrator(s). Judgment upon the award may be entered in any court having jurisdiction over any Party or any of its assets. Any costs or fees (including attorneys’ fees and expenses) incident to enforcing the award shall be charged against the Party or Parties resisting such enforcement. Arbitrability of any and all disputes shall be decided by the arbitrator(s). In the event of any inconsistency between the Rules and the provisions of this Article XI, the provisions of this Article XI shall control.
     (b) Arbitration hereunder shall be conducted in Chicago, Illinois or New York, New York, as determined by the Party against whom the arbitration is demanded.
ARTICLE XII
EXTRACONTRACTUAL DAMAGES
          12.1 Extracontractual Damages.
     (a) To the maximum extent permitted by Applicable Law, this Reinsurance Agreement shall cover Extracontractual Damages. “Extracontractual Damages” as used in this Reinsurance Agreement means all liabilities arising from the Business Covered for which any Reinsured and CNA Insurer is liable arising from actual or alleged misconduct, negligence, fraud or bad faith of any Reinsured, any CNA Insurer or any of their Affiliates, or their agents, brokers or Representatives (other than the Reinsurer acting on behalf of the Reinsured pursuant to the Administrative Services Agreement, which liability shall be indemnified pursuant to such agreement) in their handling of claims or losses, or in any of their dealings with their insureds or any other Person. Such liabilities shall include punitive, exemplary, compensatory, and consequential damages. Extracontractual Damages shall also include any and all amounts otherwise included in the definition of Ultimate Net Loss that any Reinsured pays or is obligated to pay to ceding companies under Business Covered that are agreements of assumed reinsurance, whether under the terms of such reinsurance contracts or as a result of agreements between the Reinsured and cedents as to the settlement of specific claims.
     (b) For the avoidance of doubt, notwithstanding anything to the contrary in this Reinsurance Agreement, any liability of the Reinsured or the CNA Insurers for the intentional and malicious acts or omissions of their employees, officers or directors (as so determined by final adjudication by any Order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the Parties) shall be paid by the Reinsured or the CNA Insurers and any such payment shall not affect the LPT Limit.
     (c) For the avoidance of doubt, notwithstanding anything to the contrary in this Reinsurance Agreement, any liability of the Reinsurer for the intentional and malicious acts or omissions of their employees, officers or directors (as so determined by final adjudication by any Order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the Parties) shall be paid by the Reinsurer; provided, however, any such payment shall not affect the LPT Limit.
ARTICLE XIII
SALVAGE AND SUBROGATION
          13.1 Salvage and Subrogation.
          The Reinsurer shall be subrogated to all rights of any Reinsured or CNA Insurer against any Person or other entity who may be legally responsible in damages constituting Ultimate Net Loss for which the Reinsurer shall actually pay, or become liable to pay, on or after the Inception Date (but only to the extent of the amount of payment by, or the amount of liability of, the Reinsurer). The Reinsured and the CNA Insurers hereby assign, transfer and convey to the Reinsurer any and all rights of the Reinsured and the CNA Insurers to salvage and subrogation on the Business Covered which was paid prior to the Inception Date. The rights of the Reinsurer and the obligations of the Reinsured under this Section 13.1 shall terminate at such time as the Reinsurer shall have paid to the Reinsured under this Reinsurance Agreement an amount of Ultimate Net Loss equal to the LPT Limit.
          13.2 Expenses.
          In determining the amount of salvage or subrogation, there shall first be deducted from any amount recovered the out-of-pocket expenses incurred in effecting the recovery (including, without limitation, all court, arbitration, mediation or other dispute resolution costs, attorneys’ fees and expenses but excluding overhead, salaries and expenses of officers and employees of the Reinsured and similar internal costs), except to the extent otherwise paid or reimbursed by the Reinsurer hereunder.

ARTICLE XIV
THIRD PARTY REINSURANCE AGREEMENTS
          14.1 Third Party Reinsurance Agreements.
     (a) The Third Party Reinsurance Agreements shall be administered in accordance with the Administrative Services Agreement. Any Third Party Reinsurance Recoverables will be allocated in accordance with the terms and conditions of the Third Party Reinsurance Allocation Agreement. Third Party Reinsurance Recoverables relating to A&P Claims paid by Reinsurer shall be paid to Reinsurer. The Parties acknowledge and agree that amounts recoverable under the Third Party Reinsurance Agreements are available both to the Reinsurer for the Business Covered and to the Reinsured for all other claims in accordance with the terms of the Third Party Reinsurance Allocation Agreement.
     (b) The Reinsured shall not, without the Reinsurer’s prior approval (which approval shall not be unreasonably or arbitrarily withheld, conditioned or delayed), terminate or materially modify any existing Third Party Reinsurance Agreement providing protection to the Business Covered.
          14.2 Collection Responsibility.
          The Reinsured and the CNA Insurers shall, if reasonably requested by the Reinsurer, cooperate with the Reinsurer, at the Reinsurer’s expense, in collection of all amounts due in respect of the Reinsured Liabilities under the Third Party Reinsurance Agreements. The collection of such reinsurance shall be the responsibility of the Reinsurer as provided in the Administrative Services Agreement. To the extent such collections are not in fact made, the amounts uncollected shall not serve to reinstate remaining Ultimate Net Loss as provided in Section 2.3. The Reinsured shall not have any responsibility to the Reinsurer for any uncollectible amounts under Third Party Reinsurance Agreements.
ARTICLE XV
REINSURANCE CREDIT
          15.1 Reinsurance Credit.
     (a) Reinsurer shall, at its own expense, be required to take all steps (including the posting of letters of credit or other acceptable security) necessary to comply with all Applicable Laws in United States jurisdictions so as to permit all Reinsureds to obtain full credit on their statutory financial statements (including those financial statements or portions thereof required in connection with maintaining each Reinsured’s status as an accredited reinsurer or eligible surplus lines insurer) for the reinsurance provided by this Reinsurance Agreement in all applicable United States jurisdictions throughout the entire term of this Reinsurance Agreement to the extent credit is not otherwise available under such Applicable Law. Any event that results in any Reinsured being unable to obtain full statutory financial statement credit for the reinsurance provided under this Reinsurance Agreement in any applicable United States jurisdiction at any point in time during the term of this Reinsurance Agreement shall be referenced herein as a “Reinsurance Credit Event.” Reinsurer shall promptly notify Reinsured of any event or change or condition that will reasonably likely result in a Reinsurance Credit Event.
     (b) It is understood and agreed that any term or condition required by such Applicable Law in a United States jurisdiction to be included in this Reinsurance Agreement for all Reinsureds to receive financial statement credit for the reinsurance provided by this Reinsurance Agreement shall be deemed to be incorporated in this Reinsurance Agreement by reference. Furthermore, the Parties agree to amend this Reinsurance Agreement or enter into other agreements or execute additional documents as needed to comply with the credit for reinsurance laws and regulations and/or the requirements of the applicable Governmental Authorities in all United States jurisdictions in which Reinsured requires financial credit for the reinsurance provided by this Reinsurance Agreement. To the extent that any other agreements or additional documents are deemed by Reinsurer to increase or accelerate its liabilities hereunder or otherwise adversely impact the economics of this Reinsurance Agreement as respects the Reinsurer, the Reinsurer shall be afforded the opportunity to investigate alternatives for accomplishing the financial statement credit objectives set forth herein; provided, however, any such investigation of alternatives shall not cause the Reinsured to incur a Schedule F penalty or otherwise fail to receive financial statement credit in a timely manner.
     (c) Notwithstanding anything else contained herein, under no circumstances shall Reinsurer be required at any time to fund any trust(s) and/or account(s) in excess of the amount equal to the LPT Limit less Ultimate Net Loss paid.
ARTICLE XVI
REGULATORY MATTERS
          16.1 Regulatory Matters.
     (a) If the Reinsured or the Reinsurer receives notice of, or otherwise becomes aware of any inquiry, investigation, examination, audit or proceeding by Governmental Authorities (other than Tax Authorities) relating to the Reinsured Contracts, the Business Covered or the reinsurance provided hereunder, the Reinsured or the Reinsurer, as applicable, shall promptly notify the other Party thereof, whereupon the Parties shall cooperate to resolve such matter in accordance with the terms of the Administrative Services Agreement.
     (b) If the Reinsured or the Reinsurer receives notice of, or otherwise becomes aware of any enforcement action by any Governmental Authority (other than a Tax Authority) arising out of any inquiry, investigation, examination, audit or proceeding by such Governmental Authority, the Reinsured or the Reinsurer, as applicable, shall promptly notify the other Party thereof, and the Parties shall cooperate to resolve such matter.
     (c) The Reinsured and the Reinsurer agree that this Reinsurance Agreement shall not be cancelled or rescinded without the prior consent of the domiciliary state insurance commissioners of CCC and CIC to the extent such prior consent is required.
ARTICLE XVII
CONFIDENTIALITY
          17.1 Confidentiality.
     (a) The Parties (each, the “Receiving Party”) hereby covenant and agree, each on behalf of itself and on behalf of its Affiliates, that from and after the date hereof, the Receiving Party and its Affiliates will not disclose, give, sell, use or otherwise divulge any Confidential Information (defined below) of the other Party (the “Disclosing Party”) or permit their respective Representatives to do the same, except that each Receiving Party may disclose such Confidential Information or portions thereof (i) if legally compelled to do so or as required in connection with an examination by an insurance regulatory authority, (ii) to the extent necessary for the performance of such Receiving Party’s obligations under this Reinsurance Agreement or the Transaction Documents, (iii) the enforcement of the rights of such Receiving Party and its Affiliates under this Reinsurance Agreement or the Transaction Documents, (iv) to those of such Receiving Party’s Affiliates, and to their respective Representatives in each case who need to know such information for the foregoing purposes, (v) as required under any Applicable Law, (vi) as required to a Tax Authority to support a position taken on any Tax Return or (vii) as required by the rules of any stock exchange on which the stock of a Receiving Party’s Affiliate is traded. If the Receiving Party or its Affiliates, or any of their respective Representatives become legally compelled to disclose any Confidential Information (other than as required in connection with an examination by an insurance regulatory authority or as required to a Tax Authority to support a position taken on any Tax Return), the Receiving Party shall provide Disclosing Party with prompt written notice of such requirement so that the Disclosing Party may seek a protective order or other remedy or waive compliance with this Section 17.1. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance with this Section 17.1, the Receiving Party or its Affiliates, as applicable, shall furnish only that portion of Confidential Information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that appropriate confidential treatment will be accorded to the Confidential Information.
     (b) The Receiving Party, on behalf of itself and on behalf of its Affiliates and their respective Representatives acknowledges that a breach of its obligations under this Section 17.1 may result in irreparable injury to the Disclosing Party. In the event of the breach by Receiving Party or any of its Affiliates or their respective Representatives of any of the terms and conditions of this Section 17.1 to be performed, the Disclosing Party shall be entitled to the remedies provided in Section 10.1.
     (c) For the purposes of this Reinsurance Agreement, “Confidential Information” means all confidential information (irrespective of the form of such information) of any kind, including any analyses, compilations, data, studies, notes, translations, memoranda or other documents, concerning the Disclosing Party or any of its Affiliates obtained directly or indirectly from the Disclosing Party or any of its Affiliates, or Representatives in connection with the transactions contemplated by this Reinsurance Agreement and the Transaction Documents, including any information regarding the A&P Business, except information (i) which at the time of the disclosure or thereafter is ascertainable or available to the public (other than as a result of a disclosure directly or indirectly by the Receiving Party or any of its Affiliates, or Representatives), (ii) is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Affiliates, or Representatives, provided that, to the knowledge of such Receiving Party, such source was not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation owed to another Person, (iii) the Receiving Party can establish is already in its possession or the possession of any of its Affiliates, or Representatives (other than information furnished by or on behalf of the Disclosing Party) or (iv) which is independently developed by the Receiving Party or its Affiliates without the use or benefit of any information that would otherwise be Confidential Information.
ARTICLE XVIII
ERRORS AND OMISSIONS
          18.1 Errors and Omissions.
          Inadvertent delays, errors or omissions made in connection with this Reinsurance Agreement or any transaction hereunder shall not relieve either Party from any liability which would have attached had such delay, error or omission not occurred, provided that such error or omission is rectified as soon as possible after discovery, and provided, further, that the Party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result. If (a) the failure of either Party to comply with any provision of this Reinsurance Agreement is unintentional or the result of a misunderstanding or oversight and (b) such failure to comply is promptly rectified, both Parties shall be restored as closely as possible to the positions they would have occupied if no error or oversight had occurred.
ARTICLE XIX
MATERIAL CHANGES
          19.1 Material Changes to Reinsured Contracts and Third Party Reinsurance Agreements.
     (a) Neither Party shall voluntarily make or agree to any material changes in the terms and conditions of any Reinsured Contract or Third Party Reinsurance Agreement without the prior approval of such changes by the other Party, which shall not be unreasonably withheld or delayed.
     (b) In the event any material changes are made by the Reinsured to any Reinsured Contracts without the prior approval of the Reinsurer and such changes result in any additional Ultimate Net Loss, the Reinsured shall not be reinsured for the amount of any additional Ultimate Net Loss resulting from such amendment to a Reinsured Contract in accordance with the terms of Section 2.4(g). In the event any material changes are made by the Reinsured to any Third Party Reinsurance Agreements without the prior approval of the Reinsurer, and such changes result in a reduction in the amount of Third Party Reinsurance Recoverables that would have been recoverable had such changes not been made, the LPT Limit shall be reduced by the amount of Third Party Reinsurance Recoverables that would have been recoverable had such amendment to a Third Party Reinsurance Agreement not been made.
     (c) In the event any material changes are made by the Reinsurer to any Reinsured Contracts without the prior approval of the Reinsured and such changes result in any additional Ultimate Net Loss, the Reinsurer shall be responsible for paying the entire amount of additional Ultimate Net Loss arising from such Reinsured Contract, provided, however, the additional amount of Ultimate Net Loss paid by the Reinsurer attributable to such amendment shall not reduce the LPT Limit. In the event any material changes are made by the Reinsurer to any Third Party Reinsurance Agreements without the prior approval of the Reinsured, and such changes result in a reduction in the amount of Third Party Reinsurance Recoverables that would have been recoverable had such changes not been made, the remaining LPT Limit shall be increased by the entire amount of such reduction in Third Party Reinsurance Recoverables attributable to such amendment to the Third Party Reinsurance Agreement.

ARTICLE XX
RIGHT TO ASSOCIATE
          20.1 Right to Associate.
          The Reinsurer shall defend, at its own expense pursuant to the terms hereof and the Administrative Services Agreement, and in the name of the applicable Reinsured when necessary, any litigation, arbitration or other legal proceeding brought on any Reinsured Contract or Third Party Reinsurance Agreement with respect to the Business Covered. The Reinsurer, when so requested, shall afford the applicable Reinsured an opportunity to be associated with the Reinsurer, at the expense of the Reinsured, in the defense or control of any claim, suit or proceeding involving the Business Covered and the Parties shall cooperate in every respect in the defense of such claim, suit or proceeding.
ARTICLE XXI
MULTIPLE PARTIES
          21.1 Multiple Parties.
     (a) The retention of the Reinsured and the liability of the Reinsurer and all other benefits accruing to the Reinsured as provided in this Reinsurance Agreement or any amendments hereto, shall apply to the Reinsured as a group and not separately to each Reinsured. Nevertheless, the Reinsurer and each Reinsured agree to honor the terms set forth herein as if this Reinsurance Agreement were a separate agreement between the Reinsurer and each Reinsured; however, this shall not operate so as to increase either the Reinsurer’s or the Reinsured’s liability under this Reinsurance Agreement. In the event that the Reinsurer asserts that any one Reinsured has by any act or omission entitled the Reinsurer to avoid this Reinsurance Agreement and/or discharged the Reinsurer from any liability hereunder, the alleged act or omission shall not entitle the Reinsurer to seek to avoid this Reinsurance Agreement and/or discharge the Reinsurer from any liability hereunder against any other Reinsured. The Reinsurer agrees that so far as any other Reinsured is concerned, the Reinsurance Agreement shall continue in full force and effect as if the act or omission had not occurred. Nothing in this Section 21.1(a) shall be interpreted or construed in any manner to alter the LPT Limit, which is a single aggregate limit for all Reinsureds combined.
     (b) Loss notices, reports and premium payments made to the Reinsurer are to be in sufficient detail to identify what portion of any premium or loss relates to each Reinsured, and shall be accordance with the terms set forth in the Third Party Reinsurance Allocation Agreement and the Administrative Services Agreement.

     (c) As among the Reinsured, CCC shall be designated as an agent of the Reinsured with the full authority to act on behalf of the Reinsured under this Reinsurance Agreement.
ARTICLE XXII
MISCELLANEOUS PROVISIONS
          22.1 Notices.
          Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any Party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, on the date received (provided that any notice received after 5:00 p.m. (addressee’s local time) shall be deemed given at 9:00 a.m. (addressee’s local time) on the next Business Day), or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:
If to the Reinsured:
CNA Financial Corporation
333 S. Wabash Avenue
Chicago, IL 60604
Attention: Jonathan D. Kantor
Executive Vice President,
General Counsel and Secretary
Fax: 312-817-0511
With a copy to:
CNA Financial Corporation
333 S. Wabash Avenue
Chicago, IL 60604
Attention: Michael P. Warnick
Senior Vice President and Deputy General Counsel
Fax: 312-755-2479

If to the Reinsurer:
National Indemnity Company
100 First Stamford Place
Stamford, CT 06902
Attention: General Counsel
Fax: 203-363-5221
With a copy to:
National Indemnity Company
3024 Harney Street
Omaha, NE 68131
Attention: Treasurer
Fax: 402-916-3030
          Any Party may change its notice provisions on fifteen (15) calendar days’ advance notice in writing to the other Parties.
          22.2 Entire Agreement.
          This Reinsurance Agreement (including the exhibits and schedules hereto), the Transaction Documents and any other documents delivered pursuant hereto or thereto, constitute the entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof and thereof.
          22.3 Waiver and Amendment.
          This Reinsurance Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by the Parties hereto, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this Reinsurance Agreement shall be held to constitute a waiver of any other or subsequent breach.
          22.4 Successors and Assigns.
          The rights and obligations of the Parties under this Reinsurance Agreement shall not be subject to assignment without the prior written consent of the other Parties, and any attempted assignment without the prior written consent of the other Parties shall be invalid ab initio. The terms of this Reinsurance Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Parties.
          22.5 Headings.
          The headings of this Reinsurance Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
          22.6 Construction; Interpretation.
          The Reinsured and the Reinsurer have participated jointly in the negotiation and drafting of this Reinsurance Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Reinsurance Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Reinsurance Agreement. When a reference is made to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of or to this Reinsurance Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Reinsurance Agreement, they shall be deemed to be followed by the words “without limitation.” The word “Reinsurance Agreement,” means this Reinsurance Agreement as amended or supplemented, together with all Exhibits and Schedules attached hereto or incorporated by reference, and the words “hereof,” “herein,” “hereto,” “hereunder” and other words of similar import shall refer to this Reinsurance Agreement in its entirety and not to any particular Article, Section or provision of this Reinsurance Agreement. The references to “$” shall be to United States dollars. Reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder. References to a Person are also to its successors and permitted assigns.
          22.7 Governing Law and Jurisdiction.
          This Reinsurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such state’s principles of conflict of laws that could compel the application of the laws of another jurisdiction. SUBJECT TO ARTICLE X, ANY SUIT, ACTION OR PROCEEDING TO COMPEL ARBITRATION OR FOR TEMPORARY INJUNCTIVE RELIEF IN AID OF ARBITRATION OR TO PRESERVE THE STATUS QUO PENDING THE APPOINTMENT OF THE ARBITRATOR(S) SHALL BE BROUGHT BY THE PARTIES SOLELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED THAT IF SAID COURT DETERMINES THAT IT DOES NOT HAVE SUBJECT MATTER JURISDICTION THEN SAID ACTIONS MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR NEW YORK COUNTY; AND EACH REINSURED AND THE REINSURER EACH HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE AND ANY APPELLATE COURTS THEREOF, EXCEPT THAT ANY FINAL ARBITRAL AWARD RENDERED IN

ACCORDANCE WITH ARTICLE XI MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION OVER ANY PARTY OR ANY OF ITS ASSETS.
          22.8 No Third Party Beneficiaries.
          Nothing in this Reinsurance Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Reinsurance Agreement or any provision contained herein.
          22.9 Counterparts.
          This Reinsurance Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.
          22.10 Severability.
          Any term or provision of this Reinsurance Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Reinsurance Agreement or affecting the validity or enforceability of any of the terms or provisions of this Reinsurance Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Reinsurance Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Reinsurance Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.
          22.11 Specific Performance.
          Each of the Parties acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the provisions of this Reinsurance Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Reinsurance Agreement by the other Party and to enforce specifically this Reinsurance Agreement and the terms and provisions hereof in any action instituted in accordance with Section 22.7, in addition to any other remedy to which such Party may be entitled, at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Reinsurance Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (i) by seeking the remedies provided for in this Section 22.11, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Reinsurance Agreement, including monetary damages in the event that this Reinsurance Agreement has been terminated or in the event that the remedies provided for in this Section 22.11 are not available or otherwise are not granted and (ii) nothing contained in this Section 22.11 shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 22.11 before exercising any termination right under Article VI nor shall the commencement of any action pursuant to this Section 22.11 or anything contained in this Section 22.11 restrict or limit any Party’s right to terminate this Reinsurance Agreement in accordance with the terms of Article VI or pursue any other remedies under this Reinsurance Agreement that may be available then or thereafter.
          22.12 Waiver of Jury Trial.
          EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS REINSURANCE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS REINSURANCE AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS REINSURANCE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS REINSURANCE AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.12.
          22.13 Incontestability.
          In consideration of the mutual covenants and agreements contained herein, each Party does hereby agree that this Reinsurance Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not contest in any respect the validity or enforceability hereof.
          22.14 Set-Off.
          Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either of the Reinsured or the Reinsurer with respect to this Reinsurance Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

          22.15 Currency.
          All financial data required to be provided pursuant to the terms of this Reinsurance Agreement shall be expressed in United States dollars. All payments and all settlements of account between the Parties shall be in United States currency unless otherwise agreed by the Parties.
(The remainder of this page has been intentionally left blank.)

IN WITNESS WHEREOF, the Parties hereby execute this Reinsurance Agreement as of the day and year first set forth above.

CONTINENTAL CASUALTY COMPANY
By:	/s/ Lawrence J. Boysen
	Name:	Lawrence J. Boysen
	Title:	Senior Vice President and Corporate Controller

THE CONTINENTAL INSURANCE COMPANY
By:	/s/ Lawrence J. Boysen
	Name:	Lawrence J. Boysen
	Title:	Senior Vice President and Corporate Controller

CONTINENTAL REINSURANCE CORPORATION INTERNATIONAL, LTD.
By:	/s/ Lawrence J. Boysen
	Name:	Lawrence J. Boysen
	Title:	Chairman of the Board and President

CNA INSURANCE COMPANY LIMITED
By:	/s/ Lawrence J. Boysen
	Name:	Lawrence J. Boysen
	Title:	Authorized Representative

NATIONAL INDEMNITY COMPANY
By:	/s/ Brian Snover
	Name:	Brian Snover
	Title:	Vice President

[Signature Page to Loss Portfolio Transfer Reinsurance Agreement]

Exhibit A
Form of Administrative Services Agreement
SEE ATTACHED.

A-1

See executed Administrative Services Agreement filed as Exhibit 10.1 to this Form 8-K.

A-2

Exhibit B
Form of Collateral Trust Agreement
SEE ATTACHED.

B-1

See executed Collateral Trust Agreement filed as Exhibit 10.2 to this Form 8-K.

B-2

CONFIDENTIAL
Exhibit C
Form of Third Party Reinsurance Allocation Agreement
SEE ATTACHED.

THIRD PARTY REINSURANCE ALLOCATION AGREEMENT
          THIS THIRD PARTY REINSURANCE ALLOCATION AGREEMENT, dated as of [•], 2010 (this “TPR Allocation Agreement”), is made and entered into by and among Continental Casualty Company, an Illinois property and casualty insurance company (“CCC”), The Continental Insurance Company, a Pennsylvania property and casualty insurance company (“CIC”), Continental Reinsurance Corporation International, Ltd., a Bermuda long-term insurance company (“CRCI”), and CNA Insurance Company Limited, a United Kingdom property and casualty insurance company (“CICL,” and each of CCC, CIC, CRCI and CICL is individually and all of CCC, CIC, CRCI and CICL are collectively hereinafter referred to as the “Reinsured”), and National Indemnity Company, a Nebraska property and casualty insurance company (hereinafter referred to as the “Reinsurer”). All capitalized terms used in this TPR Allocation Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the LPT Reinsurance Agreement (as defined below).
WITNESSETH:
          WHEREAS, in accordance with that certain Master Transaction Agreement (the “Master Transaction Agreement”), dated June [•], 2010, by and among the Reinsured, the Reinsurer and Berkshire Hathaway Inc., a Delaware corporation and the ultimate parent company of the Reinsurer, the Reinsured and the Reinsurer entered into that certain Loss Portfolio Transfer Reinsurance Agreement, dated [•], 2010 (the “LPT Reinsurance Agreement”);
          WHEREAS, concurrently with the execution of the LPT Reinsurance Agreement and in accordance with the Master Transaction Agreement, the Reinsured and the Reinsurer entered into that certain Administrative Services Agreement (the “Administrative Services Agreement”), pursuant to which the Reinsurer has agreed to provide claims handling and other administrative services with respect to the Reinsured Contracts and the Third Party Reinsurance Agreements;
          WHEREAS, certain Third Party Reinsurance Agreements that will be administered by the Reinsurer pursuant to the Administrative Services Agreement may result in recoveries that are allocable to the A&P Claims reinsured by the Reinsurer under the LPT Reinsurance Agreement and/or that are allocable to Non-A&P Claims that are not ceded to the Reinsurer; and
          WHEREAS, the Reinsured and the Reinsurer desire to set forth how the rights, obligations and proceeds with respect to the Third Party Reinsurance Agreements are to be allocated among the Reinsured and the Reinsurer.

4

          NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the Reinsured and the Reinsurer (individually, a “Party” and collectively, the “Parties”) hereby agree as follows:
ARTICLE I
DEFINITIONS
          1.1 Definitions.
          The following terms shall have the respective meanings set forth below throughout this TPR Allocation Agreement:
“A&P Recoverables” means all Recoverables that arise out of or relate to A&P Claims and which are attributable to reinsurance billings issued on or after the Inception Date, but prior to the expiration or termination of the LPT Reinsurance Agreement.
“Administrative Services Agreement” has the meaning set forth in the Recitals.
“CCC” has the meaning set forth in the Preamble.
“CIC” has the meaning set forth in the Preamble.
“CICL” has the meaning set forth in the Preamble.
“CRCI” has the meaning set forth in the Preamble.
“Collection Expenses” means the reasonable out-of-pocket expenses incurred by any Party in connection with the negotiation and collection of Recoverables or Commutation Payments.
“Commutation Payments” means Gross Commutation Payments, less Collection Expenses.
“Gross Commutation Payments” means any amounts either (a) payable to the Reinsured or the Reinsurer (acting on behalf of the Reinsured) by a reinsurer counterparty under a Third Party Reinsurance Agreement, or (b) payable by the Reinsured or the Reinsurer (acting on behalf of

5

the Reinsured) to a reinsurer counterparty under a Third Party Reinsurance Agreement in connection with the recapture, commutation, termination or reduction of any reinsurance under a Third Party Reinsurance Agreement, or pursuant to a scheme of arrangement or any similar domestic or foreign proceeding in connection with the initiation or commencement of a liquidation, insolvency, rehabilitation, conservation, supervision or similar proceeding by or against the reinsurer of a Third Party Reinsurance Agreement, that is consummated on or after the Inception Date, but prior to the expiration or termination of the LPT Reinsurance Agreement.
“Gross Recoverables” means any amounts actually collected by the Reinsured or the Reinsurer (acting on behalf of the Reinsured) pursuant to the Third Party Reinsurance Agreements.
“LPT Reinsurance Agreement” has the meaning set forth in the Recitals.
“Master Transaction Agreement” has the meaning set forth in the Recitals.
“Non-A&P Claims” has the meaning set forth in the Definitions section of the LPT Reinsurance Agreement.
“Non-A&P Recoverables” means all Recoverables that arise out of or relate to Non-A&P Claims and which are attributable to reinsurance billings issued on or after the Inception Date, but prior to the expiration or termination of the LPT Reinsurance Agreement.
“Party” or “Parties” has the meaning set forth in the Recitals.
“Pre-Inception Date Receivables” has the meaning set forth in the Definitions section of the LPT Reinsurance Agreement.
“Recoverables” means Gross Recoverables, less Collection Expenses.
“Reinsured” shall have the meaning specified in the Preamble. The term “Reinsured” as used herein shall include any predecessor or successor of such companies, including by reason of merger, consolidation or otherwise.
“Reinsurer” shall have the meaning specified in the Preamble. The term “Reinsurer” as used herein shall include any predecessor or successor of such companies, including by reason of merger, consolidation or otherwise.

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“Third Party Reinsurance Payables” means those amounts payable by the Reinsured or the Reinsurer (acting on behalf of the Reinsured) under the terms and conditions of any Third Party Reinsurance Agreement.
“TPR Allocation Agreement” has the meaning set forth in the Preamble.
“Transaction Documents” means the Master Transaction Agreement and the Ancillary Agreements, other than this TPR Allocation Agreement.
ARTICLE II
ALLOCATION OF RECOVERABLES AND PAYABLES
     2.1 Pre-Inception Date Receivables.
          Pursuant to the LPT Reinsurance Agreement, the Reinsured shall transfer the right to collect the Pre-Inception Date Receivables to the Reinsurer. All Pre-Inception Date Receivables actually collected by the Reinsurer shall be for the benefit and account of the Reinsurer. The Parties hereby acknowledge and agree that neither the collection of, or failure to collect, Pre-Inception Date Receivables shall affect the LPT Limit. The Reinsured shall, if reasonably requested by the Reinsurer, aid the Reinsurer in the collection of Pre-Inception Date Receivables, and the Reinsurer is authorized to undertake such efforts as it deems reasonably necessary, including on behalf of and in the name of a CNA Insurer, in order to collect such Pre-Inception Date Receivables. Costs reasonably incurred by the Reinsured in aiding the Reinsurer’s collection efforts, excluding any overhead or similar internal costs of the Reinsured, shall be paid by the Reinsurer.
     2.2 Post-Inception Date Recoverables.
          (a) On or after the Inception Date, A&P Recoverables under currently effective Third Party Reinsurance Agreements shall be administered and collected by the Reinsurer in accordance with the Administrative Services Agreement, and Non-A&P Recoverables under currently effective Third Party Reinsurance Agreements shall continue to be administered and collected by the Reinsured. Each Party will be responsible for any Collection Expenses associated with A&P Recoverables or Non-A&P Recoverables, as applicable.
          (b) A resolution or settlement of an A&P Recoverable by way of cash payment or set-off shall remain the property of the Reinsurer, and a resolution or settlement of a Non-A&P Recoverable by way of cash payment or set-off shall remain

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the property of the Reinsured; provided, however, that any recoveries or set-offs arising out of an account with Reinsured Contracts that includes both A&P Claims and Non-A&P Claims shall be allocated among the Parties in accordance with Section 4.2 of the Administrative Services Agreement. In no event will the Reinsurer set-off Non-A&P Recoverables, or will the Reinsured set-off A&P Recoverables, without the prior consent of the other Party.
     2.3 Third Party Reinsurance Reinstatements.
(a)  In the event that a Third Party Reinsurance Agreement contains an automatic reinstatement provision,
(i)	the Third Party Reinsurance Payables shall be for the account of (A) the Reinsurer, if the reinsured losses attributable to A&P Claims paid on or after the Inception Date triggered the automatic reinstatement or (B) the Reinsured, if the reinsured losses attributable to Non-A&P Claims paid on or after the Inception Date triggered the automatic reinstatement, and

(ii)	the coverage under such reinstated Third Party Reinsurance Agreement shall only be available to (A) the Reinsurer, if the reinsured losses attributable to A&P Claims paid on or after the Inception Date triggered the automatic reinstatement or (B) the Reinsured, if the reinsured losses attributable to Non-A&P Claims paid on or after the Inception Date triggered the automatic reinstatement, provided, however, that if the other Party desires to share in the coverage of such reinstated Third Party Reinsurance Agreement, the A&P Recoverables and Non-A&P Recoverables shall be collected in accordance with Section 2.2.
(b)  In the event that a Third Party Reinsurance Agreement contains an elective reinstatement provision,
(i)	the Third Party Reinsurance Payables shall be for the account of the Party that elected the reinstatement, provided, however, that if the other Party desires to share in the coverage of such reinstated Third Party Reinsurance Agreement, the Parties shall negotiate an equitable allocation of the Third Party Reinsurance Payables among the Parties, and

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(ii)	the coverage under such reinstated Third Party Reinsurance Agreement shall only be available to the Party that elected the reinstatement, provided, however, that if the other Party desires to share in the coverage of such reinstated Third Party Reinsurance Agreement, the A&P Recoverables and Non-A&P Recoverables shall be collected in accordance with Section 2.2.
     2.4 Maximum Recoverables Under Third Party Reinsurance Contracts.
          (a) Either Party shall be able to present claims for Recoverables under Third Party Reinsurance Agreements; provided, however, Recoverables which exhaust or substantially impair, on or after the Inception Date, the maximum remaining recoverable amount under an individual Third Party Reinsurance Agreement (due to an aggregate limit of liability or similar feature designed to limit total Recoverables from an individual Third Party Reinsurance Agreement), will be divided between the Reinsurer and the Reinsured based on an allocation methodology agreed upon by the Parties. For purposes of this Section 2.4, the maximum remaining recoverable amount under an individual Third Party Reinsurance Agreement will be substantially impaired to the extent that either Party paid a loss that entitles such Party to present a claim for Recoverables in an amount equal to fifty percent (50%) or more of the maximum remaining recoverable amount under such Third Party Reinsurance Agreement. To accommodate the negotiation of an appropriate allocation methodology, a Party shall be obligated to provide written notice to the other Party once it reasonably expects to pay a loss that would substantially impair the maximum remaining recoverable amount under such Third Party Reinsurance Agreement.
          (b) In the event there is a dispute among the Parties with respect to the allocation methodology to be agreed upon by the Parties as set forth in Section 2.4(a), such dispute will be addressed in accordance with Section 5.1; provided, however, that if such dispute is submitted for resolution in accordance with Article XI of the Master Transaction Agreement, the designated arbitrator or arbitral tribunal shall, in resolving such dispute, make its decision based on what is fair and equitable to the Parties and giving particular attention to the known claim exposures of the Parties at such time.
     2.5 Commutation of Third Party Reinsurance Agreement.
          During the period beginning on the Inception Date and ending upon the expiration or termination of the LPT Reinsurance Agreement, if the Parties mutually agree to (i) recapture, commute, terminate or reduce any reinsurance under a Third Party Reinsurance Agreement, or (ii) approve of a scheme of arrangement or any similar domestic or foreign proceeding in connection with the initiation or commencement of a liquidation, insolvency, rehabilitation, conservation, supervision or similar proceeding by or against the reinsurer of a Third Party Reinsurance Agreement, then the Parties shall agree upon an allocation of the applicable Commutation

9

Payment as part of such recapture, commutation, termination or reduction of reinsurance or scheme of arrangement or any similar domestic or foreign proceeding. For the avoidance of doubt, (x) there will be no future adjustment to the agreed upon Commutation Payment regardless of any reinsured loss development or other future development with respect to the losses under such Third Party Reinsurance Agreement, and (y) each individual Third Party Reinsurance Agreement that is subject to recapture, commutation, termination or reduction of reinsurance or scheme of arrangement or any similar domestic or foreign proceeding, shall each have a separately negotiated Commutation Payment allocated among the Parties. In agreeing upon such allocation, the Parties shall take into consideration all relevant factors, including the credit quality of the reinsurer of such Third Party Reinsurance Agreement and, the net present value of future Recoverables under such Third Party Reinsurance Agreement net of other costs and premium adjustments, and the remaining future Recoverables under such Third Party Reinsurance Agreement.
ARTICLE III
COVENANTS OF THE PARTIES
     3.1 Cooperation.
          The Parties hereto shall cooperate in a commercially reasonable manner in order to accomplish the objectives of this TPR Allocation Agreement, including making available to each other their respective officers and employees for interviews and meetings with Governmental Authorities and furnishing any additional assistance, information and documentation as may be reasonably requested by the other Party from time to time.
ARTICLE IV
TERM AND TERMINATION
     4.1 Termination of Agreement.
          This TPR Allocation Agreement shall automatically terminate upon the expiration or termination of the LPT Reinsurance Agreement.
     4.2 Effect of Termination.
          The termination of this TPR Allocation Agreement shall not affect any rights or obligations of any of the Parties applicable to the period prior to the effective date of termination.

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Article III, Article V and Article VI shall survive the termination of this TPR Allocation Agreement. Notwithstanding anything in this TPR Allocation Agreement or the Transaction Documents to the contrary, all Gross Recoverables attributable to Asbestos Claims and Pollution Claims paid following the termination of this TPR Allocation Agreement and the LPT Reinsurance Agreement shall be for the account of, and be administered by, the Reinsured.
ARTICLE V
DISPUTE RESOLUTION
     5.1 Dispute Resolution.
          Notwithstanding anything contained herein to the contrary, any dispute between the Parties arising out of or relating to this TPR Allocation Agreement or the breach, termination or validity thereof will be addressed in accordance with Article X and Article XI of the Master Transaction Agreement.
ARTICLE VI
MISCELLANEOUS PROVISIONS
     6.1 Notices.
          Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any Party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, on the date received (provided that any notice received after 5:00 p.m. (addressee’s local time) shall be deemed given at 9:00 a.m. (addressee’s local time) on the next Business Day), or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:
     If to the Reinsured:
CNA Financial Corporation
333 S. Wabash Avenue
Chicago, IL 60604
Attention: Jonathan D. Kantor
Executive Vice President,
General Counsel and Secretary
Fax: (312) 817-0511

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     With a copy to:
CNA Financial Corporation
333 S. Wabash Avenue
Chicago, IL 60604
Attention: Michael P. Warnick
Senior Vice President and Deputy General Counsel
Fax: (312) 755-2479
     If to the Reinsurer:
National Indemnity Company
100 First Stamford Place
Stamford, CT 06902
Attention: General Counsel
Fax: (203) 363-5221
     With a copy to:
National Indemnity Company
3024 Harney Street
Omaha, NE 68131
Attention: Treasurer
Fax: (402) 916-3030
Any Party may change its notice provisions on fifteen (15) calendar days’ advance notice in writing to the other Parties.
     6.2 Entire Agreement.
          This TPR Allocation Agreement, the Transaction Documents and any other documents delivered pursuant hereto or thereto, constitute the entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof and thereof.
     6.3 Waiver and Amendment.
          This TPR Allocation Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by the Parties hereto, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of

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this TPR Allocation Agreement shall be held to constitute a waiver of any other or subsequent breach.
     6.4 Successors and Assigns.
          The rights and obligations of the Parties under this TPR Allocation Agreement shall not be subject to assignment without the prior written consent of the other Parties, and any attempted assignment without the prior written consent of the other Parties shall be invalid ab initio. The terms of this TPR Allocation Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Parties.
     6.5 Headings.
          The headings of this TPR Allocation Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     6.6 Construction; Interpretation.
          The Reinsured and the Reinsurer have participated jointly in the negotiation and drafting of this TPR Allocation Agreement. In the event of an ambiguity or question of intent or interpretation arises, this TPR Allocation Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this TPR Allocation Agreement. When a reference is made to an Article, Section, Schedule or Exhibit such reference shall be to an Article, Section, Schedule or Exhibit of or to this TPR Allocation Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this TPR Allocation Agreement, they shall be deemed to be followed by the words “without limitation.” The word “Agreement,” means this TPR Allocation Agreement as amended or supplemented, together with all Exhibits and Schedules attached hereto or incorporated by reference, and the words “hereof,” “herein,” “hereto,” “hereunder” and other words of similar import shall refer to this TPR Allocation Agreement in its entirety and not to any particular Article, Section or provision of this TPR Allocation Agreement. The references to “$” shall be to United States dollars. Reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder. References to a Person are also to its successors and permitted assigns.
6.7 Governing Law and Jurisdiction.
          This TPR Allocation Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such state’s principles of conflict of laws that could compel the application of the laws of another jurisdiction. SUBJECT TO ARTICLE V, ANY SUIT, ACTION OR PROCEEDING TO COMPEL ARBITRATION OR FOR TEMPORARY INJUNCTIVE RELIEF IN AID OF ARBITRATION OR TO PRESERVE THE STATUS QUO PENDING THE APPOINTMENT OF THE ARBITRATOR(S) SHALL

13

BE BROUGHT BY THE PARTIES SOLELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED THAT IF SAID COURT DETERMINES THAT IT DOES NOT HAVE SUBJECT MATTER JURISDICTION THEN SAID ACTIONS MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR NEW YORK COUNTY; AND EACH REINSURED AND THE REINSURER EACH HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE AND ANY APPELLATE COURTS THEREOF, EXCEPT THAT ANY FINAL ARBITRAL AWARD RENDERED IN ACCORDANCE WITH ARTICLE V MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION OVER ANY PARTY OR ANY OF ITS ASSETS.
     6.8 No Third Party Beneficiaries.
          Nothing in this TPR Allocation Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this TPR Allocation Agreement or any provision contained herein.
     6.9 Counterparts.
          This TPR Allocation Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.
     6.10 Severability.
          Any term or provision of this TPR Allocation Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this TPR Allocation Agreement or affecting the validity or enforceability of any of the terms or provisions of this TPR Allocation Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this TPR Allocation Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this TPR Allocation Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.

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     6.11 Specific Performance.
          Each of the Parties acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the provisions of this TPR Allocation Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this TPR Allocation Agreement by the other Party and to enforce specifically this TPR Allocation Agreement and the terms and provisions hereof in any action instituted in accordance with Section 6.7, in addition to any other remedy to which such Party may be entitled, at law or in equity. In the event that any action is brought in equity to enforce the provisions of this TPR Allocation Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (i) by seeking the remedies provided for in this Section 6.11, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this TPR Allocation Agreement, including monetary damages in the event that this TPR Allocation Agreement has been terminated or in the event that the remedies provided for in this Section 6.11 are not available or otherwise are not granted and (ii) nothing contained in this Section 6.11 shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 6.11 before exercising any termination right under Article IV nor shall the commencement of any action pursuant to this Section 6.11 or anything contained in this Section 6.11 restrict or limit any Party’s right to terminate this TPR Allocation Agreement in accordance with the terms of Article IV or pursue any other remedies under this TPR Allocation Agreement that may be available then or thereafter.
     6.12 Waiver of Jury Trial.
          EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TPR ALLOCATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS TPR ALLOCATION AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS TPR ALLOCATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS TPR ALLOCATION AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.
     6.13 Incontestability.
          In consideration of the mutual covenants and agreements contained herein, each Party does hereby agree that this TPR Allocation Agreement, and each and every provision

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hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not contest in any respect the validity or enforceability hereof.
     6.14 Set-Off.
          Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either of the Reinsured or the Reinsurer with respect to this TPR Allocation Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.
     6.15 Currency.
          All financial data required to be provided pursuant to the terms of this TPR Allocation Agreement shall be expressed in United States dollars. All payments and all settlements of account between the Parties shall be in United States currency unless otherwise agreed by the Parties.
(The remainder of this page has been intentionally left blank.)

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IN WITNESS WHEREOF, the Parties hereby execute this TPR Allocation Agreement as of the day and year first set forth above.

CONTINENTAL CASUALTY COMPANY
By:
Name:
Title:

THE CONTINENTAL INSURANCE COMPANY
By:
Name:
Title:

CONTINENTAL REINSURANCE CORPORATION INTERNATIONAL, LTD.
By:
Name:
Title:

CNA INSURANCE COMPANY LIMITED
By:
Name:
Title:

NATIONAL INDEMNITY COMPANY
By:
Name:
Title:

C-1

CONFIDENTIAL
Exhibit D
Form of Reinsurance Credit Event II Trust Agreement
SEE ATTACHED.

TRUST AGREEMENT
by and among
[CNA BENEFICIARY]
(hereinafter referred as the “Beneficiary”),
NATIONAL INDEMNITY COMPANY
(hereinafter referred to as the “Grantor”)
and
[TRUSTEE]
(hereinafter referred to as the “Trustee”)
[•], 2010

D-i

D-ii

TRUST AGREEMENT
          THIS TRUST AGREEMENT (this “Trust Agreement”) is made and entered into as of [•], 2010, by and among [•] (the “Beneficiary”), National Indemnity Company, a Nebraska property and casualty insurance company (the “Grantor”) and [•], a banking association organized under the laws of [•] (hereinafter referred to as “Trustee”).
          WHEREAS, in accordance with Section 9.6(a) of that certain Loss Portfolio Transfer Reinsurance Agreement, dated [•], by and among the Beneficiary, [•] and the Grantor (the “LPT Reinsurance Agreement”), the Grantor and the Beneficiary have agreed to enter into this Trust Agreement upon the occurrence of a Reinsurance Credit Event, if the Grantor has not been able to cure or address to the satisfaction of the Beneficiary and [•] the circumstances giving rise to the Reinsurance Credit Event within [90] calendar days.
          NOW THEREFORE, the Grantor, the Beneficiary and the Trustee, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and upon the terms and conditions hereinafter set forth, agree as follows:
ARTICLE I
DEFINED TERMS
          Section 1.1 Definitions. The following terms, when used in this Trust Agreement, shall have the meanings set forth in this Section 1.1. The terms defined below shall be deemed to refer to the singular or plural, as the context requires.
               “AAA” shall have the meaning ascribed to such term in Section 8.3(a).
               “Assets” shall have the meaning ascribed to such term in Section 2.1(b).
               “Beneficiary” shall have the meaning ascribed to such term in the Preamble.
               “Business Covered” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.

               “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Illinois or New York are required or authorized by law to be closed.
               “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
               “Dispute” shall have the meaning ascribed to such term in Section 8.1.
               “Governmental Authority” shall mean any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous.
               “Grantor” shall have the meaning ascribed to such term in the Preamble.
               “Insurance Commissioner” shall mean the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which the Beneficiary is domiciled.
               “LPT Limit” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               “Permitted Investments” shall mean cash and any investments of the types permitted under the laws and regulations of the Beneficiary’s domiciliary state for trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies, provided, however, that no Permitted Investments may be issued by an institution that is the parent, subsidiary or affiliate of the Grantor. All Permitted Investments deposited in the Trust Account shall be free of all liens, charges or encumbrances at the time so deposited.
               “Quarterly Certification” shall have the meaning ascribed to such term in Section 3.3.
               “Reinsurance Credit Event” shall mean any event, other than the financial impairment of the Grantor, that results in the Beneficiary being unable to obtain full statutory financial statement credit for the reinsurance provided by the LPT Reinsurance Agreement in any applicable jurisdiction at any point in time during the term of the LPT Reinsurance Agreement.

               “Required Amount” shall mean an amount equal to the lesser of (A) the aggregate gross Reserves of the Beneficiary (including reserves for losses incurred but not reported) calculated in accordance with SAP with respect to the Business Covered and (B) the LPT Limit less the Ultimate Net Loss paid by the Grantor.
               “Reserves” shall mean, as required by SAP or applicable law of the jurisdiction of domicile of any entity, reserves, funds or provisions for losses, claims, unearned premiums, benefits, costs and expenses (including allocated loss adjustment expenses) in respect of the Business Covered.
               “Rules” shall have the meaning ascribed to such term in Section 8.3(a).
               “SAP” shall mean, as to any entity, the statutory accounting principles prescribed or permitted by the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which such entity is domiciled.
               “Third Party Appraiser” shall mean an independent appraisal firm which is mutually acceptable to the Grantor and the Beneficiaries, or, if Grantor and Beneficiaries cannot agree on such an appraisal firm, an independent appraisal firm selected by the parties’ respective accountants.
               “Trust” shall mean the trust formed hereunder.
               “Trust Account” shall have the meaning ascribed to such term in Section 2.1(a).
               “Trust Agreement” shall have the meaning ascribed to such term in the Preamble.
               “Trustee” shall have the meaning ascribed to such term in the Preamble.
               “Ultimate Net Loss” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
          Section 1.2 Interpretation. When a reference is made in this Trust Agreement to a Section or Article, such reference shall be to a section or article of this Trust Agreement unless otherwise clearly indicated to the contrary. The Article and Section headings contained in this Trust Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Trust Agreement. Whenever the words “include,” “includes” or “including” are used in this Trust Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement. The meaning assigned to each term used in this Trust Agreement shall be equally applicable to both the singular and the plural forms of such term and to both the masculine as well as the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. References to a person are also to its successors and permitted assigns.
ARTICLE II
CREATION OF TRUST ACCOUNT
          Section 2.1 Obligations of the Beneficiary and the Grantor. (a) Prior to the execution of this Trust Agreement, the Grantor shall have procured with the Trustee, in the name of the Trustee, to be held for the sole benefit of the Beneficiary pursuant to the provisions of this Trust Agreement, a segregated trust account maintained by the Trustee with account number [ACCOUNT NUMBER] (which shall be hereinafter referred to, including all successor accounts thereto, as the “Trust Account”).
               (b) The Grantor shall transfer and assign to the Trustee, for deposit to the Trust Account, such assets as it may from time to time desire (all such assets actually received in the Trust Account are herein referred to individually as an “Asset” and collectively as the “Assets”). The Assets shall consist only of Permitted Investments.
               (c) The Grantor shall ensure that the Trust Account shall hold Permitted Investments at all times with a fair market value of no less than 100% of the Required Amount, as determined in accordance with Section 5.6 of this Trust Agreement.
          Section 2.2 Purpose of the Trust. The Assets in the Trust Account shall be held by the Trustee for the sole benefit of the Beneficiary. The Grantor grants to the Trustee all trust powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein.
          Section 2.3 Grantor Trust for United States Federal Income Tax Purposes. The Trust Account shall be treated as a grantor trust (pursuant to sections 671 through 677 of the Code) for United States federal income tax purposes. The Grantor shall constitute the grantor (within the meaning of sections 671 and 677 of the Code) and, thus, any and all income derived from the Assets held in the Trust shall constitute income or gain of the Grantor as the owner of such Assets.
          Section 2.4 Designation of Agents. Except as otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by the Grantor or the Beneficiary shall be sufficiently executed if executed in the name of the Grantor or the Beneficiary by such officer or officers of Grantor or Beneficiary or by such other agent or agents of the Grantor or the Beneficiary as may be designated in a resolution of the Board of Directors of the Grantor or the Beneficiary or Committee thereof or a letter of advice issued by the President, Secretary or Treasurer of the Grantor or the Beneficiary, as applicable. Written notice of such designation by the Grantor or the Beneficiary shall be filed with the Trustee. The Trustee shall be protected in acting upon any written statement or other instrument made by such officers or agents of the Grantor or the Beneficiary with respect to the authority conferred on it.
          Section 2.5 Title to Assets. Title to any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be recorded in the name of the Trustee. The out-of-pocket costs of transfers of title between the Grantor and the Trustee shall be shared equally by the Grantor and the Beneficiary, and the Grantor shall use reasonable efforts to limit such costs. The Beneficiary shall not have legal title to any part of the Assets, but shall have an undivided beneficial interest in all Assets.
ARTICLE III
MAINTENANCE OF THE TRUST
          Section 3.1 Substitution of Trust Account Assets. (a) Upon receipt of the prior written consent of the Beneficiary, the Grantor may, from time to time, substitute or exchange Assets contained in the Trust Account, provided, however, (i) the Assets so substituted or exchanged must be Permitted Investments, (ii) after giving effect to such substitution, the fair market value of the newly deposited Assets are at least equal to the fair market value of the substituted Assets and (iii) the replacement Assets to be deposited in the Trust Account in such substitution or exchange are deposited therein on the day of withdrawal of the substituted or exchanged Assets. Upon any substitution or exchange as provided for herein, the Grantor shall certify to the Trustee and Beneficiary that such substitution or exchange meets the requirements of this Section 3.1. The Trustee shall give the Beneficiary prompt written notice of any substitution made pursuant hereto.
               (b) The Grantor shall, prior to depositing any Assets into the Trust Account, and from time to time as required, execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Trustee, upon direction of the Beneficiary, may whenever necessary negotiate any such assets without consent or signature from the Grantor or any other entity.
          Section 3.2 Valuation of Assets. The Grantor shall determine the fair market value of any Assets in the Trust Account. In making this determination, the Grantor shall use prices published by a nationally recognized pricing service for Assets for which such prices are available, and for Assets for which such prices are not available, the Grantor shall use methodologies consistent with those which it uses for determining the fair market value of assets held in its own general account (other than the Assets) in the ordinary course of business.

          Section 3.3 Quarterly Certification. Within fourteen (14) calendar days following the end of each calendar quarter, the Grantor shall provide the Beneficiary a written certification (the “Quarterly Certification”) stating the Required Amount as of the calendar quarter end and the aggregate fair market value of the Permitted Investments held in the Trust Account as of the calendar quarter end (both on an asset-by-asset basis and a cumulative basis). Such certification shall separately state the effect on the fair market value of the Assets of withdrawals by the Grantor from the Trust Account effected during such calendar quarter. As soon as is practicable, but in no event more than ten (10) Business Days following its receipt of the Quarterly Certification, the Beneficiary shall either (i) countersign such certification and forward it to the Trustee or (ii) notify the Grantor that it objects to the Grantor’s calculation of the Required Amount or the Grantor’s valuation of any Asset. If the parties are able to resolve such dispute within ten (10) Business Days of the Beneficiary’s transmittal to the Grantor of its notice of objection, they shall promptly forward to the Trustee a jointly signed certification of the Required Amount. If the parties are unable to resolve such dispute within ten (10) Business Days of the Beneficiary’s transmittal to the Grantor of its notice of objection, and the dispute relates to the valuation of an Asset, the value of such Asset shall be determined by a Third Party Appraiser and the parties shall be bound by such valuation. All other disputes shall be resolved in accordance with Section 8.1 of this Trust Agreement. Upon resolution of such dispute, the parties shall forward to the Trustee a copy of the corrected Quarterly Certification setting forth the Required Amount as resolved through such Third Party Appraiser or arbitration. The Grantor shall, to the extent reasonably necessary or required in order to verify Grantor’s certification, permit the Beneficiary to audit its records in order to determine its compliance with this Section 3.3. The Grantor shall cooperate fully with such audit. Access to the Grantor and its employees by the Beneficiary in connection with such audit shall be at reasonable times during regular business hours upon reasonable prior written notice (including by e-mail) in a manner which does not unreasonably interfere with the business or operations of the Grantor.
ARTICLE IV
RELEASE AND ADJUSTMENT OF TRUST ACCOUNT ASSETS
          Section 4.1 Adjustment of Trust Account Assets. (a) The Required Amount as of the end of each calendar quarter shall be certified to the Trustee by the Grantor in the manner set forth in Section 3.3 hereof.
               (b) If the aggregate fair market value of the Permitted Investments maintained in the Trust Account as of any calendar quarter end is less than the Required Amount as of such calendar quarter end, then within five (5) Business Days of its receipt of the certification set forth in Section 3.3, the Grantor shall deposit into the Trust Account such additional Assets with an aggregate fair market value as are necessary to ensure that the aggregate fair market value of the Permitted Investments held in the Trust Account is no less than 100% of the Required Amount as of the immediately prior calendar quarter end.
          Section 4.2 Release of Trust Account Assets to the Beneficiary. (a) Notwithstanding anything in this Trust Agreement to the contrary, the Beneficiary shall have the right to withdraw Assets from the Trust Account at any time, without notice to the Grantor, subject only to written notice to the Trustee from the Beneficiary given in accordance with Section 7.1 of this Trust Agreement. Other than such notice, no other statement or document need be presented by the Beneficiary to withdraw such Assets except that the Beneficiary shall acknowledge to the Trustee receipt of such withdrawn Assets. Upon such written notice of demand of the Beneficiary, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets to the Beneficiary and, to the extent applicable, deliver physical custody of such Assets to the Beneficiary. Upon such transfer, Trustee shall promptly forward a copy of such notice to the Grantor. The Trustee shall not be subject to any liability for any payment made by it to the Beneficiary pursuant to such written demand by the Beneficiary.
               (b) The Grantor and the Beneficiary agree that the Assets from the Trust Account may only be withdrawn by the Beneficiary, and utilized and applied by the Beneficiary, or any successor by operation of law of the Beneficiary including any liquidator or rehabilitator, receiver or conservator of the Beneficiary, without diminution because of insolvency on the part of the Beneficiary or the Grantor, for one or more of the following purposes:
                    (i) to pay or reimburse the Beneficiary for the Grantor’s share of premiums returned to policyholders or ceding companies of the Reinsured Contracts because of cancellations of such contracts to the extent same constitute Ultimate Net Loss;
                    (ii) to reimburse the Beneficiary for the Grantor’s share of surrenders and benefits or losses paid by the Beneficiary pursuant to the provisions of the Reinsured Contracts to the extent same constitute Ultimate Net Loss;
                    (iii) to fund an account with the Beneficiary in an amount at least equal to the deduction, for reinsurance ceded, from the Beneficiary’s liabilities for the Reinsured Liabilities. The account must include, but not be limited to, amounts for policy reserves, claims and losses incurred, including losses incurred but not reported, allocated loss adjustment expenses, and unearned premium reserves; and
                    (iv) to pay any other amounts the Beneficiary claims are due under the LPT Reinsurance Agreement.
          Section 4.3 Release of Trust Account Assets to the Grantor. Subject to receipt of the Beneficiary’s prior written instructions, the Trustee may, from time to time, release to the Grantor Assets with an aggregate fair market value equal to the excess over 102% of the Required Amount as of the prior calendar quarter end. In connection with any such release of Assets, the Trustee shall take any and all necessary steps to transfer absolutely and unequivocally all right, title and interest in such released Assets to the Grantor or its designee. The Trustee shall not be subject to any liability for any payment made by it to the Grantor pursuant to such written instructions received by it from the Beneficiary.
ARTICLE V
DUTIES OF THE TRUSTEE
          Section 5.1 Acceptance of Assets by the Trustee. (a) The Trustee shall not accept any Assets (other than cash) for deposit into the Trust Account unless the Trustee determines that it is or will be the registered owner of and holder of legal title to the Assets or that such Assets are in such form that the Trustee may, if applicable to such asset class, negotiate any such Assets, without consent or signature from the Grantor or any other person or entity. Any Assets received by the Trustee which, if applicable to such asset class, are not in such proper negotiable form or for which title has not been transferred to the Trustee shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.
               (b) The Trustee and its lawfully appointed successors is and are authorized and shall have the power to receive such Assets as the Grantor (or the Beneficiary on behalf of the Grantor) from time to time may transfer or remit to the Trust Account and to hold and dispose of the same for the uses and purposes and in the manner and according to the provisions herein set forth. All such Assets at all times shall be maintained as a trust account, separate and distinct from all other assets on the books and records of the Trustee, and shall be continuously kept in a safe place within the United States.
          Section 5.2 Collection of Interest and Dividends; Voting Rights. The Trustee is hereby authorized, without prior notice to the Grantor or the Beneficiary, to demand payment of and collect all interest or dividends on the Assets comprising the Trust Account if any. All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be deposited promptly upon receipt by the Trustee into the Trust Account. Subject to the other provisions of this Trust Agreement, the Grantor shall have the full and unqualified right to direct the Trustee to vote, and to execute consents, bond powers, stock powers, mortgage and title instruments and other instruments of transfer, pledge and release with respect to any Assets comprising the Trust Account.
          Section 5.3 Obligations of the Trustee. The Trustee agrees to hold and disburse the various Assets of the Trust Account in accordance with the provisions expressed herein.
          Section 5.4 Responsibilities of the Trustee. (a) The Trustee, in the administration of the Trust Account, is to be bound solely by the express provisions herein, and such further written and signed directions as the appropriate party or parties may, under the conditions herein provided, deliver to the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided or directed pursuant hereto. The Trustee shall be restricted to holding title to, operating and collecting the Assets comprising the Trust Account and the payment and distribution thereof for the purposes set forth in this Trust Agreement and to the conservation and protection of such

Assets and the administration thereof in accordance with the provisions of this Trust Agreement, and the Trustee shall be liable only for its own negligence, willful misconduct, lack of good faith or breach of fiduciary duty and for the breach of the Trustee’s obligations under this Trust Agreement. The Trustee further agrees to forward upon request of the Beneficiary, the Grantor or any Insurance Commissioner a certified list and valuation of all Assets held under this Trust Agreement.
               (b) Subject to the other provisions of this Trust Agreement, including the requirements that only Permitted Investments may be held in the Trust Account and provisions relating to the substitution of Assets, (i) the Grantor shall have the irrevocable authority and sole power to direct the Trustee, in the Grantor’s sole discretion, with respect to all aspects of the management or investment of the Assets contained in the Trust Account, including, but not limited to, directing the Trustee to enter into one or more investment management, advisory, custodial, depository or other agreements of form and substance specified by the Grantor, with any other person, including any affiliate of the Grantor, selected by the Grantor and (ii) the Trustee and the Beneficiary each acknowledges that it has no authority with respect to such management or investment activities, the Trustee agrees it will not exercise any discretion or take any action with respect to the matters in clause (i) above and will take any actions related thereto as directed by the Grantor in accordance therewith.
          Section 5.5 Books and Records. The Trustee shall keep full and complete records of the administration of the Trust Account. The Grantor, the Beneficiary and/or the Insurance Commissioner may examine such records, upon reasonable notice to the Trustee, at any time during business hours through any person or persons duly authorized in writing by Grantor, the Beneficiary and/or the Insurance Commissioner.
          Section 5.6 Activity Reports. The Trustee agrees to provide an activity report to the Beneficiary and the Grantor upon creation of the Trust Account and within five (5) days following receipt of the report from the Grantor, which report shall, in reasonable detail, show (i) all deposits, withdrawals and substitutions during such quarter; (ii) a listing of securities and other assets held and cash balances in the Trust Account as of the last day of such quarter and (iii) the fair market value (determined in accordance with Section 2.1(b) on such day) of each Asset held in the Trust Account (other than cash) and the amount of cash held in the Trust Account as of the last day of such quarter. The Trustee agrees to provide written notification to the Grantor and the Beneficiary within five (5) days of any deposits to or withdrawals from the Trust Account.
          Section 5.7 Resignation or Removal of the Trustee; Appointment of Successor Trustee. (a) The Trustee may at any time resign as Trustee and terminate its capacity hereunder by delivery of written notice of resignation, effective not less than ninety (90) days after receipt by both the Beneficiary and the Grantor. The Trustee may be removed by the Grantor by (i) delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of the notice and (ii) receipt of Beneficiary’s consent to such action, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, no such resignation by the Trustee or removal by the Grantor shall be effective until a successor to the Trustee shall have been duly appointed by the Grantor and approved by the Beneficiary and all the securities and other Assets in the Trust Account have been duly transferred to such successor. The Grantor, upon receipt of such notice of resignation, shall undertake to obtain the agreement of a qualified, successor depository, agreeable to the Beneficiary, to act as a successor Trustee in accordance with all agreements of the Trustee herein and upon duly qualifying to act as such pursuant to Section 5.7(b). The Beneficiary agrees not to withhold unreasonably approval of such Trustee. Upon the Trustee’s delivery of the Assets to the qualified, successor depository, along with a closing statement showing all activities from the last quarterly report, the Trustee shall be discharged of further responsibilities hereunder, subject to any remaining obligations under Section 5.4 and 5.7(b).
               (b) Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver the same to the Grantor and to the then acting Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Trust with like effect as if originally named herein; but the predecessor Trustee shall nevertheless, when requested in writing by the successor Trustee, execute an instrument or instruments conveying and transferring to the Trustee upon the Trust herein all the estates, properties, rights, powers and trusts of such predecessor Trustee, and shall duly assign, transfer and deliver to the Trustee all property and money held by such predecessor hereunder. The predecessor Trustee shall be entitled to reimbursement in accordance with Section 5.10 for all expenses it incurs in connection with the settlement of its accounts and the transfer and delivery of the Trust Assets to its successor. The predecessor Trustee shall continue to be indemnified by reason of such entity being or having been a Trustee in accordance with Section 5.9 hereof.
          Section 5.8 Release of Information. The Trustee shall promptly respond to any and all reasonable requests for information concerning the Trust Account or the Assets held therein by either of the parties to this Trust Agreement. Furthermore, the Trustee shall fully and completely respond to any direct inquiries of the Insurance Commissioner, or any of its representatives, concerning the Trust Account or the Assets held hereunder, including, detailed inventories of securities or funds, and the Trustee shall permit the Insurance Commissioner, or its representatives, to examine and audit all securities or funds held hereunder. The Trustee shall promptly provide notice to the Beneficiary and the Grantor concerning all such inquiries, and shall provide seven (7) days prior notice to the Beneficiary and the Grantor of all such examinations and audits.
          Section 5.9 Indemnification of the Trustee. Subject to Section 5.4, whenever an action by the Trustee is authorized by written signed direction pursuant to the provisions of this Trust Agreement and such action is taken strictly in accordance with such written and signed direction by the appropriate party or parties, the party or parties authorizing such action hereby agree to indemnify the Trustee against all losses, damages, costs and expenses, including reasonable attorneys’ fee, resulting from any action so taken by the Trustee.
          Section 5.10 Charges of the Trustee. The Grantor agrees to pay all reasonable costs or fees charged by the Trustee for acting as the Trustee pursuant to this Trust Agreement, as agreed between the Grantor and the Trustee, including fees incurred by the Trustee for legal services deemed reasonably necessary by the Trustee as a result of the Trustee’s so acting; provided, however, that no such costs, fees or expenses shall be paid out of the Assets held in or credited to the Trust Account.

          Section 5.11 Limitations of the Trustee. The Trustee shall in no way be responsible for determining the amount of Assets required to be deposited, or monitoring whether or not the Assets held within the Trust Account are Permitted Investments. The Trustee shall be under no liability for any release of Assets made by it to the Grantor in accordance with this Article V.
ARTICLE VI
TERMINATION
          Section 6.1 Termination. This Trust Agreement may not be terminated by the Grantor unless the Grantor has obtained and the Trustee has received, a written consent signed by the General Counsel of the Beneficiary to terminate this Trust Agreement. The Beneficiary shall provide its consent to the termination of this Trust Agreement if the Grantor seeks to terminate this Trust Agreement as a result of the exhaustion of the LPT Limit.
          Section 6.2 Disposition of Assets Upon Termination. Upon a termination pursuant to this Article VI, the Trustee shall distribute all Assets held and deposited under this Trust Agreement, subject to the written approval of the Beneficiary, to the Grantor and shall take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in such Assets and to deliver physical custody, if applicable, in such Assets to the Grantor or as otherwise directed by the Grantor.
ARTICLE VII
GENERAL PROVISIONS
          Section 7.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any party under this Trust Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, on the date received (provided that any notice received after 5:00 p.m. (addressee’s local time) shall be deemed given at 9:00 a.m. (addressee’s local time) on the next Business Day), or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following addresses:

If to the Trustee:	[•]
[•]
[•]
Attention: [•]

With a copy to:	[•]
[•]
[•]
Attention: [•]

If to the Grantor:	National Indemnity Company
100 First Stamford Place
Stamford, CT 06902
Attention: General Counsel
Fax: 203-363-5221

With a copy to:	National Indemnity Company
3024 Harney Street
Omaha, NE 68131
Attention: Treasurer
Fax: 402-916-3030

If to the Beneficiary:	CNA Financial Corporation
333 S. Wabash Avenue
Chicago, IL 60604
Attention: Jonathan D. Kantor
Executive Vice President,
General Counsel and Secretary
Fax: 312-817-0511

With a copy to:	CNA Financial Corporation
333 S. Wabash Avenue
Chicago, IL 60604
Attention: Michael P. Warnick
Senior Vice President and
Deputy General Counsel
Fax: 312-755-2479
Each party to this Trust Agreement may change its notice provisions on fifteen (15) calendar days’ advance notice in writing to the other parties to this Trust Agreement.
          Section 7.2 Construction and Effect. This Trust Agreement and the enforceability hereof shall not be subject to the satisfaction of any conditions or qualifications not expressly included herein.
          Section 7.3 Waiver and Amendment. This Trust Agreement and the Trust created hereunder shall be irrevocable, subject solely to the termination provisions set forth herein. The Grantor shall have no right or power in any capacity to revoke, terminate or alter or amend any terms of this Trust Agreement, in whole or in part, without the prior written consent of the Beneficiary and the Grantor. Notwithstanding the foregoing, this Trust Agreement may be altered, amended or terminated at any time by written agreement executed by each party hereto and, in the case of Grantor’s and the Beneficiary’s written agreement, delivered to the Trustee.

The Beneficiary’s failure at any time to exercise any of the rights or powers conferred upon it herein shall constitute neither a waiver of its right to exercise, nor stop it from exercising, any rights at any subsequent time, nor shall such failure reduce in any degree any liability or obligation for which the Grantor is bound hereunder.
          Section 7.4 Successors and Assigns. The rights and obligations of a party under this Trust Agreement shall not be subject to assignment without the prior written consent of the other parties hereto, and any attempted assignment without the prior written consent of the other parties hereto shall be invalid ab initio. The terms of this Trust Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto.
          Section 7.5 Headings. The headings of this Trust Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
          Section 7.6 Governing Law and Jurisdiction. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such state’s principles of conflict of laws that could compel the application of the laws of another jurisdiction. SUBJECT TO ARTICLE VIII, ANY SUIT, ACTION OR PROCEEDING TO COMPEL ARBITRATION OR FOR TEMPORARY INJUNCTIVE RELIEF IN AID OF ARBITRATION OR TO PRESERVE THE STATUS QUO PENDING THE APPOINTMENT OF THE ARBITRATOR(S) SHALL BE BROUGHT BY THE PARTIES HERETO SOLELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED THAT IF SAID COURT DETERMINES THAT IT DOES NOT HAVE SUBJECT MATTER JURISDICTION THEN SAID ACTIONS MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR NEW YORK COUNTY; AND THE BENEFICIARY, THE GRANTOR AND THE TRUSTEE EACH HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE AND ANY APPELLATE COURTS THEREOF, EXCEPT THAT ANY FINAL ARBITRAL AWARD RENDERED IN ACCORDANCE WITH ARTICLE VIII MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION OVER ANY PARTY HERETO OR ANY OF ITS ASSETS.
          Section 7.7 No Third Party Beneficiaries. Nothing in this Trust Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Trust Agreement or any provision contained herein.
          Section 7.8 Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties hereto are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

          Section 7.9 Severability. Any term or provision of this Trust Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Trust Agreement or affecting the validity or enforceability of any of the terms or provisions of this Trust Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. If any provision of this Trust Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Trust Agreement, the parties hereto shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the parties hereto as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.
          Section 7.10 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event that any of the provisions of this Trust Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Trust Agreement by the other parties hereto and to enforce specifically this Trust Agreement and the terms and provisions hereof in any action instituted in accordance with Section 7.6, in addition to any other remedy to which such party may be entitled, at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Trust Agreement, no party hereto will allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 7.10, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Trust Agreement, including monetary damages in the event that this Trust Agreement has been terminated or in the event that the remedies provided for in this Section 7.10 are not available or otherwise are not granted and (ii) nothing contained in this Section 7.10 shall require any party hereto to institute any action for (or limit any party’s right to institute any action for) specific performance under this Section 7.10 before exercising any termination right under Article VI, nor shall the commencement of any action pursuant to this Section 7.10 or anything contained in this Section 7.10 restrict or limit any party’s right to terminate this Trust Agreement in accordance with the terms of Article VI, or pursue any other remedies under this Trust Agreement that may be available then or thereafter.
          Section 7.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS TRUST AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS

BEEN INDUCED TO ENTER INTO THIS TRUST AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS TRUST AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.
          Section 7.12 Incontestability. In consideration of the mutual covenants and agreements contained herein, each party hereto does hereby agree that this Trust Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each party hereto does hereby agree that it shall not contest in any respect the validity or enforceability hereof.
          Section 7.13 Set-Off. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against any of the Beneficiaries or the Grantor with respect to this Trust Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.
          Section 7.14 Currency. All financial data required to be provided pursuant to the terms of this Trust Agreement shall be expressed in United States dollars. All payments and all settlements of account between the parties hereto shall be in United States currency unless otherwise agreed by the parties hereto.
ARTICLE VIII
DISPUTE RESOLUTION
          Section 8.1 Dispute Resolution. Notwithstanding anything contained herein to the contrary, any dispute between the Beneficiary and the Grantor arising out of or relating to this Trust Agreement or the breach, termination or validity hereof (“Dispute”) will be first addressed in accordance with the procedures specified in Section 8.2, and subsequently, if necessary, Section 8.3, which will be the sole and exclusive procedures for the resolution of any such Disputes.
          Section 8.2 Negotiation Amongst the Parties. (a) The Beneficiary and the Grantor agree that they shall first attempt to resolve Disputes by informal in-person discussions and negotiations of their respective representatives. If a Beneficiary and the Grantor are unable to resolve any such Dispute through such in-person discussions and negotiations within thirty (30) calendar days of the day on which either the Beneficiary and the Grantor receives from the other party or parties written notice of a Dispute, the Dispute shall be submitted for resolution to a designated executive officer of each of the Beneficiary and the Grantor with authority to make a decision. If the designated executive officers are unable to reach a mutually acceptable resolution within ten (10) calendar days after expiration of such thirty-day period, on the request of either the Beneficiary or the Grantor, the Dispute shall be resolved in accordance with subsection (b). All negotiations, discussions, and communications made or conducted pursuant to the procedures set forth in this Section 8.2(a) are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any other applicable rules of evidence.

          (b) Upon completion of the dispute resolution process described in subsection (a) of this Section 8.2 without resolution of the Dispute, either the Beneficiary or the Grantor may submit the Dispute for resolution in accordance with Section 8.3.
          Section 8.3 Arbitration. (a) Except as provided in Sections 8.1 and 8.2, any Dispute shall be finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein. If the amount in controversy is five million dollars ($5,000,000) or less (including all claims and counterclaims) there shall be one arbitrator who shall be agreed upon by the Beneficiary and the Grantor within twenty (20) calendar days of receipt by respondent(s) of a copy of the demand for arbitration. The single arbitrator may not award an amount greater than five million dollars ($5,000,000) in value under any circumstances. If the amount in controversy is more than five million dollars ($5,000,000) (including all claims and counterclaims) there shall be three neutral and impartial arbitrators, one of whom shall be appointed by each of (i) the Beneficiary, on the one hand and (ii) the Grantor, on the other hand, within thirty (30) calendar days of receipt by respondent(s) of the demand for arbitration, and the third arbitrator, who shall chair the arbitral tribunal, shall be appointed by the party appointed arbitrators within fifteen (15) calendar days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules, with each of the Beneficiary and the Grantor being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired federal or state appellate court judge or a current or retired officer of an insurance company with no less than fifteen (15) years of experience in the property casualty insurance industry. The arbitration hearing on the merits shall be commenced within ninety (90) calendar days of the appointment of the arbitrator(s) or as soon thereafter as practicable. In rendering an award, the arbitral tribunal shall be required to follow the laws of the State of New York. The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based. The arbitrator(s) shall be permitted to award any relief permitted under New York law, including damages and any form of temporary or permanent injunctive relief, but shall not be permitted to award special, indirect, punitive or incidental damages or damages for lost profits or any other consequential damages or damages based on multiples or similar valuation techniques. The award shall be final and binding upon the Beneficiary and the Grantor and shall be the sole and exclusive remedy between the Beneficiary and the Grantor regarding any claims, counterclaims, issues or accounting presented to the arbitrator(s). Judgment upon the award may be entered in any court having jurisdiction over the Beneficiary and the Grantor or any of their respective assets. Any costs or fees (including attorneys’ fees and expenses) incident to enforcing the award shall be charged against the Beneficiary and the Grantor resisting such enforcement. Arbitrability of any and all disputes shall be decided by the arbitrator(s). In the event of any inconsistency between the Rules and the provisions of this Article VIII, the provisions of this Article VIII shall control.
     (b) Arbitration hereunder shall be conducted in Chicago, Illinois or New York, New York, as determined by the party against whom the arbitration is demanded.

ARTICLE IX
EFFECTIVE DATE AND EXECUTION
          IN WITNESS OF THE ABOVE, this Trust Agreement is executed in triplicate by the parties’ duly authorized officers on the dates indicated below with an effective date of:                                         .

[CNA BENEFICIARY], as Beneficiary

By:
Title:
Date:

Attest:
Title:
Date:

NATIONAL INDEMNITY COMPANY, as Grantor

By:
Title:
Date:

Attest:
Title:
Date:

[TRUSTEE], as Trustee

By:
Title:
Date:

Attest:
Title:
Date: